                                                                     EXHIBIT 4.7

================================================================================


                          REMINGTON ARMS COMPANY, INC.,
                                   as Issuer,

                           the GUARANTORS party hereto

                                       and

                         U.S. BANK NATIONAL ASSOCIATION,
                                   as Trustee

                            ------------------------

                                    INDENTURE

                            ------------------------

                          Dated as of January 24, 2003

                          10-1/2% Senior Notes due 2011


================================================================================


                              CROSS-REFERENCE TABLE

Trust Indenture Act Section                                 Indenture Section
---------------------------                                 -----------------

310(a)(1)............................................       7.10
   (a)(2)............................................       7.10
   (a)(3)............................................       N.A.
   (a)(4)............................................       N.A.
   (a)(5)............................................       7.10
   (b)...............................................       7.10
   (c)...............................................       N.A.
311(a)...............................................       7.11
   (b)...............................................       7.11
   (c)...............................................       N.A.
312(a)...............................................       2.05
   (b)...............................................       12.03
   (c)...............................................       12.03
313(a)...............................................       7.06
   (b)(1)............................................       N.A.
   (b)(2)............................................       7.06; 7.07
   (c)...............................................       7.06; 12.02
   (d)...............................................       7.06
314(a)...............................................       4.03; 4.16; 12.05
   (b)...............................................       N.A.
   (c)(1)............................................       12.04
   (c)(2)............................................       12.04
   (c)(3)............................................       N.A.
   (d)...............................................       N.A.
   (e)...............................................       12.05
   (f)...............................................       N.A.
315(a)...............................................       7.01
   (b)...............................................       7.05; 12.02
   (c)...............................................       7.01
   (d)...............................................       7.01; 6.05
   (e)...............................................       6.11
316(a) (last sentence)...............................       2.09
   (a)(1)(A).........................................       6.05
   (a)(1)(B).........................................       6.04
   (a)(2)............................................       N.A.
   (b)...............................................       6.07
   (c)...............................................       12.14
317(a)(1)............................................       6.08
   (a)(2)............................................       6.09
   (b)...............................................       2.04
318(a)...............................................       12.01
   (b)...............................................       N.A.
   (c)...............................................       12.01

----------
N.A. means not applicable.

This Cross-Reference Table is not part of this Indenture.

                                       -i-

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                                TABLE OF CONTENTS

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                                          ARTICLE 1

                         DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.   Definitions............................................................... 1
Section 1.02.   Other Definitions.........................................................29
Section 1.03.   Incorporation by Reference of Trust Indenture Act.........................29
Section 1.04.   Rules of Construction.....................................................30

                                          ARTICLE 2

                                          THE NOTES

Section 2.01.   Form and Dating...........................................................31
Section 2.02.   Execution and Authentication..............................................32
Section 2.03.   Registrar and Paying Agent................................................32
Section 2.04.   Paying Agent to Hold Money in Trust.......................................33
Section 2.05.   Holder Lists..............................................................33
Section 2.06.   Transfer and Exchange.....................................................33
Section 2.07.   Replacement Notes.........................................................43
Section 2.08.   Outstanding Notes.........................................................43
Section 2.09.   Treasury Notes............................................................44
Section 2.10.   Temporary Notes...........................................................44
Section 2.11.   Cancellation..............................................................44
Section 2.12.   Defaulted Interest........................................................44
Section 2.13.   CUSIP Numbers.............................................................45

                                          ARTICLE 3

                                         REDEMPTION

Section 3.01.   Notices to Trustee........................................................45
Section 3.02.   Selection of Notes to Be Redeemed.........................................45
Section 3.03.   Notice of Redemption......................................................45
Section 3.04.   Effect of Notice of Redemption............................................47
Section 3.05.   Deposit of Redemption Price...............................................47
Section 3.06.   Notes Redeemed in Part....................................................47
Section 3.07.   Optional Redemption.......................................................47

                                          ARTICLE 4

                                          COVENANTS

Section 4.01.   Payment of Notes..........................................................48
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                                      -ii-

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Section 4.02.   Maintenance of Office or Agency...........................................49
Section 4.03.   Compliance Certificate....................................................49
Section 4.04.   Money for Security Payments to be Held in Trust...........................50
Section 4.05.   Stay, Extension and Usury Laws............................................51
Section 4.06.   Change of Control.........................................................51
Section 4.07.   Limitation on Sale of Assets..............................................52
Section 4.08.   Limitation on Restricted Payments.........................................56
Section 4.09.   Limitation on Indebtedness................................................61
Section 4.10.   Limitation on Liens.......................................................62
Section 4.11.   Limitation on Dividends and Other Payment Restrictions Affecting
                Subsidiaries..............................................................62
Section 4.12.   Limitation on Transactions with Affiliates................................64
Section 4.13.   Limitation on Preferred Stock of Subsidiaries.............................65
Section 4.14.   Limitation on Issuances of Note Guarantees of Indebtedness................65
Section 4.15.   Reserved..................................................................66
Section 4.16.   Reports...................................................................66
Section 4.17.   Corporate Existence.......................................................67

                                          ARTICLE 5

                                         SUCCESSORS

Section 5.01.   Consolidation, Merger, Sale of Assets.....................................67
Section 5.02.   Successor Corporation Substituted.........................................69

                                          ARTICLE 6

                                    DEFAULTS AND REMEDIES

Section 6.01.   Events of Default.........................................................70
Section 6.02.   Acceleration..............................................................72
Section 6.03.   Other Remedies............................................................73
Section 6.04.   Waiver of Past Defaults...................................................73
Section 6.05.   Control by Majority.......................................................73
Section 6.06.   Limitation on Suits.......................................................73
Section 6.07.   Rights of Holders of Notes to Receive Payment.............................74
Section 6.08.   Collection Suit by Trustee................................................74
Section 6.09.   Trustee May File Proofs of Claim..........................................74
Section 6.10.   Priorities................................................................75
Section 6.11.   Undertaking for Costs.....................................................76
Section 6.12.   Notice....................................................................76

                                          ARTICLE 7

                                           TRUSTEE

Section 7.01.   Duties of Trustee.........................................................76
Section 7.02.   Rights of Trustee.........................................................77
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                                      -iii-

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Section 7.03.   Individual Rights of Trustee..............................................78
Section 7.04.   Trustee's Disclaimer......................................................78
Section 7.05.   Notice of Defaults........................................................79
Section 7.06.   Reports by Trustee to Holders of the Notes................................79
Section 7.07.   Compensation and Indemnity................................................79
Section 7.08.   Replacement of Trustee....................................................80
Section 7.09.   Successor Trustee by Merger, etc..........................................81
Section 7.10.   Eligibility; Disqualification.............................................81
Section 7.11.   Preferential Collection of Claims Against Company.........................82

                                          ARTICLE 8

                          LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01.   Option to Effect Legal Defeasance or Covenant Defeasance..................82
Section 8.02.   Legal Defeasance and Discharge............................................82
Section 8.03.   Covenant Defeasance.......................................................82
Section 8.04.   Conditions to Legal or Covenant Defeasance................................83
Section 8.05.   Deposited Money and U.S. Government Obligations to Be Held in
                Trust; Other Miscellaneous Provisions.....................................85
Section 8.06.   Repayment to Company......................................................85
Section 8.07.   Reinstatement.............................................................86

                                          ARTICLE 9

                                MODIFICATIONS AND AMENDMENTS

Section 9.01.   Without Consent of Holders of Notes.......................................86
Section 9.02.   With Consent of Holders of Notes..........................................87
Section 9.03.   Compliance with Trust Indenture Act.......................................88
Section 9.04.   Revocation and Effect of Consents.........................................88
Section 9.05.   Notation on or Exchange of Notes..........................................89
Section 9.06.   Trustee to Sign Amendments, etc...........................................89

                                         ARTICLE 10

                                         GUARANTEES

Section 10.01.  Note Guarantees...........................................................89
Section 10.02.  Limitation of Guarantor's Liability.......................................90
Section 10.03.  Execution and Delivery of Note Guarantees.................................91
Section 10.04.  Guarantors May Consolidate, etc., on Certain Terms........................91
Section 10.05.  Releases of a Guarantor...................................................91

                                         ARTICLE 11

                                 SATISFACTION AND DISCHARGE

Section 11.01.  Satisfaction and Discharge................................................92
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                                      -iv-

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Section 11.02.  Application of Trust......................................................93

                                         ARTICLE 12

                                        MISCELLANEOUS

Section 12.01.  Trust Indenture Act Controls..............................................93
Section 12.02.  Notices...................................................................93
Section 12.03.  Communication by Holders of Notes with Other Holders of Notes.............94
Section 12.04.  Certificate and Opinion as to Conditions Precedent........................94
Section 12.05.  Statements Required in Certificate or Opinion.............................95
Section 12.06.  Rules by Trustee and Agents...............................................95
Section 12.07.  No Personal Liability of Directors, Officers, Employees,
                Incorporators and Stockholders............................................95
Section 12.08.  Governing Law.............................................................96
Section 12.09.  Successors................................................................96
Section 12.10.  Severability..............................................................96
Section 12.11.  Counterpart Originals.....................................................96
Section 12.12.  Table of Contents, Headings, etc..........................................96
Section 12.13.  Record Date for Voting by or Consent of Holders...........................96

Schedule A      SCHEDULE OF GUARANTORS

                                    EXHIBITS

Exhibit A-1     FORM OF NOTE

Exhibit A-2     FORM OF REGULATION S TEMPORARY NOTE

Exhibit B       FORM OF CERTIFICATE OF TRANSFER

Exhibit C       FORM OF CERTIFICATE OF EXCHANGE

Note: This Table of Contents shall not, for any purpose, be deemed to be part of this Indenture.

                INDENTURE dated as of January 24, 2003 among Remington Arms Company, Inc., a Delaware corporation (the "Company"), the Guarantors (as defined herein) listed on Schedule A hereto, and U.S. Bank National Association, as trustee (the "Trustee").

                The Company, the Guarantors, and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 10-1/2% Series A Senior Notes due 2011 (the "Series A Notes") issued on the Issue Date, the 10-1/2% Series B Senior Notes due 2011 (the "Series B Notes" and, together with the Series A Notes, the "Initial Notes") and Additional Notes, if any. The Initial Notes and the Additional Notes (collectively, the "Notes") will be treated as a single class for all purposes under this Indenture.

                                    ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

                Section 1.01.   Definitions.

                "144A Global Note" means the Global Note substantially in the form of Exhibit A-1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with and registered in the name of the Depositary or its nominee.

                "Acquired Indebtedness" means Indebtedness of a Person (i) existing at the time such Person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

                "Additional Interest" means, at any time, all additional interest then owing pursuant to a Registration Rights Agreement.

                "Additional Notes" means, subject to the Company's compliance with the provisions of Section 4.09 hereof, any Notes (other than Notes issued pursuant to Sections 2.06, 2.07, 2.10 and 3.06) issued under this Indenture in addition to (i) the Series A Notes issued on the Issue Date and (ii) any Exchange Notes issued in exchange for such Series A Notes.

                "Affiliate" means, with respect to any specified Person, (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (ii) any other Person that owns, directly or indirectly, 10% or more of such Person's Voting Stock or any executive officer or director of either of such other Persons. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                "Agent" means any Registrar or Paying Agent.

                "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream Banking that apply to such transfer or exchange.

                "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or sale and leaseback transaction) (collectively, a "transfer"), directly or indirectly, in one or a series of related transactions, of

                (i)     any Capital Stock of any Subsidiary;

               (ii) all or substantially all of the properties and assets of any division or line of business of the Company or its Subsidiaries; or

              (iii) any other properties or assets of the Company or any Subsidiary, other than in the ordinary course of business.

For the purposes of this definition, the term "Asset Sale" shall not include any transfer of

                (i) properties and assets that are governed by the provisions of Sections 5.01(a) and (b) hereof;

               (ii) properties and assets of the Company to any Subsidiary of the Company, or of any Subsidiary to the Company or any other Subsidiary;

              (iii) Capital Stock of a Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Company or a Subsidiary) from whom such Subsidiary was acquired, or from whom such Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), entered into in connection with such acquisition;

               (iv) not more than five percent of the outstanding Capital Stock of a Non-U.S. Subsidiary pursuant to an agreement or arrangement with an officer, employee or member of the management of such Non-U.S. Subsidiary that has been approved by the Board of Directors;

                (v) properties and assets by the Company or any Subsidiary in accordance with Section 4.08 hereof;

               (vi) accounts receivable or notes receivable (by sale or discount, with or without recourse, and on customary or commercially reasonable terms as determined in good faith by the Company), or the conversion or exchange of accounts receivable for notes receivable;

              (vii) arising from foreclosure, condemnation or similar action with respect to any property or assets; or

             (viii) in addition to any transfers excluded from this definition of "Asset Sale" by any of the foregoing clauses (i) through
        (vii), properties or assets, the net proceeds of which do not exceed $1,000,000 per transaction or series of related transactions in any fiscal year.

                "Bank Indebtedness" means any and all amounts, whether outstanding on the date of this Indenture or thereafter incurred, payable under or in respect of any Credit Facility, including without limitation principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any Subsidiary whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees, other monetary obligations of any nature and all other amounts payable thereunder or in respect thereof; provided that Bank Indebtedness shall not include any Securities Offering.

                "Bankruptcy Law" means Title 11 of the United States Code, as amended, or any similar United States Federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

                "Board of Directors" means, unless otherwise specified, the board of directors of the Company or any duly authorized committee of such board.

                "BRS" means Bruckman Rosser Sherrill Co., Inc.

                "BRS Fund II" means Bruckman Rosser Sherrill & Co. II, L.P., a Delaware limited partnership, and any successor in interest thereto.

                "BRS Investment Agreement" means the Investment Agreement, dated as of December 19, 2002, among Holding, C&D Fund IV, BRS Fund II and certain other parties, as amended, waived, supplemented or otherwise modified from time to time.

                "Business Day" means any day other than a Legal Holiday.

                "C&D Fund IV" means The Clayton & Dubilier Private Equity Fund IV Limited Partnership, a Connecticut limited partnership, and any successor in interest thereto.

                "Capital Lease Obligation" of any Person means any obligations of such Person and its consolidated Subsidiaries on a consolidated basis under any capital lease of real or personal property which, in accordance with GAAP, has been recorded as a capitalized lease obligation.

                "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock, including any Preferred Stock.

                "Cash Equivalents" means

                (i) any security, maturing not more than six months after the date of acquisition, issued by the United States of America or an instrumentality or agency thereof and guaranteed fully as to principal, premium, if any, and interest by the United States of America,

               (ii) any certificate of deposit, time deposit or bankers' acceptance, maturing not more than six months after the day of acquisition, issued by any commercial banking institution that is a member of the Federal Reserve System or a commercial banking institution organized and located in a country recognized by the United States of America, in each case having combined capital and surplus and undivided profits of not less than $500,000,000 (or the equivalent thereof), whose short-term debt (other than short-term debt of a lender under any Credit Facility) has a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's Investors Service, Inc. or any successor rating agency ("Moody's"), or "A-1" (or higher) according to Standard and Poor's Ratings Group or any successor rating agency ("S&P"),

              (iii) commercial paper maturing not more than three months after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of the Company) organized and existing under the laws of the United States of America with a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P, or

               (iv) any money market deposit accounts issued or offered by a domestic commercial bank having capital and surplus in excess of $500,000,000 (or the equivalent thereof).

                "CD&R" means Clayton, Dubilier & Rice, Inc.

                "Change of Control" means

                (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders or Holding, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company; provided that so long as the Company is a Subsidiary Person of Holding, no Person shall be deemed to be or become a "beneficial owner" of more than 50% of the total voting power of the Voting Stock of the Company unless such Person shall be or become a "beneficial owner" of more than 50% of the total voting power of the Voting Stock of Holding;

               (ii) the Company merges or consolidates with or into, or sells or transfers (in one or a series of related transactions) all or substantially all of the assets of the Company and its Subsidiaries to, another Person (other than one or more Permitted Holders) and any "person" (as defined in clause (i) above), other than one or more Permitted Holders or Holding, is or becomes the "beneficial owner" (as so defined), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the surviving Person in such merger or consolidation, or the transferee Person in such sale or transfer of assets, as the case may be; provided that so long as such surviving or transferee Person is a Subsidiary Person of a parent Person, no Person shall be deemed to be or become a "beneficial owner" of more than 50% of the total voting power of the Voting Stock of such surviving or transferee Person unless such Person shall be or become a "beneficial owner" of more than 50% of the total voting power of the Voting Stock of such parent Person; or

              (iii) during any period of two consecutive years (during which period the Company has been a party to this Indenture), individuals who at the beginning of such period were members of the board of directors of the Company (together with any new members thereof whose election by such board of directors or whose nomination for election by holders of Capital Stock of the Company was approved by one or more Permitted Holders or by a vote of a majority of the members of such board of directors then still in office who were either members thereof at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such board of directors then in office.

                "Clearstream Banking" means Clearstream Banking societe anonyme.

                "Code" means the Internal Revenue Code of 1986, as amended.

                "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

                "Commodities Agreements" means one or more of the following agreements which shall be entered into by one or more financial institutions: commodity future contracts, forward contracts, options or other similar agreements or arrangements designed to protect against fluctuations in the price of, or the shortage of supply of, commodities from time to time.

                "Company" means Remington Arms Company, Inc., a Delaware corporation, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

                "Company Request" or "Company Order" means a written request or order signed in the name of the Company by any one of its Chairman of the Board, its Chief Executive Officer, its Vice-Chairman, its President or a Vice President (regardless of Vice Presidential designation), and by any one of its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

                "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of Consolidated EBITDA for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which consolidated financial statements of the Company are available to (ii) Consolidated Interest Expense for such four fiscal quarters; provided that

                (a) if since the beginning of such period the Company or any Subsidiary has incurred any Indebtedness that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an incurrence of Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation shall be computed based on (x) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (y) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation),

                (b) if since the beginning of such period the Company or any Subsidiary has repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged any Indebtedness (each, a "Discharge") or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a Discharge of Indebtedness (in each case other than Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid), Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such Discharge had occurred on the first day of such period,

                (c) if since the beginning of such period the Company or any Subsidiary shall have disposed of any company, any business or any group of assets constituting an operating unit of a business (any such disposition, a "Sale"), the Consolidated EBITDA for such period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the assets that are the subject of such Sale for such period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to (x) the Consolidated Interest Expense attributable to any Indebtedness of the Company or any Subsidiary repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged with respect to the Company and its continuing Subsidiaries in connection with such Sale for such period (including but not limited to through the assumption of such Indebtedness by another Person) plus (y) if the Capital Stock of any Subsidiary is sold, the Consolidated Interest Expense for such period attributable to the Indebtedness of such Subsidiary to the extent the Company and its continuing Subsidiaries are no longer liable for such Indebtedness after such Sale,

                (d) if since the beginning of such period the Company or any Subsidiary (by merger, consolidation or otherwise) shall have made an Investment in any Person that thereby becomes a Subsidiary, or otherwise acquired any company, any business or any group of assets constituting an operating unit of a business, including any such Investment or acquisition occurring in connection with a transaction causing a calculation to be made hereunder (any such Investment or acquisition, a "Purchase"), Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the incurrence of any related Indebtedness) as if such Purchase occurred on the first day of such period, and

                (e) if since the beginning of such period any Person became a Subsidiary or was merged or consolidated with or into the Company or any Subsidiary, and since the beginning of such period such Person shall have Discharged any Indebtedness or made any Sale or Purchase that would have required an adjustment pursuant to clause (b), (c) or (d) above if made by the Company or a Subsidiary during such period, Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Discharge, Sale or Purchase occurred on the first day of such period.

                For purposes of this definition, whenever pro forma effect is to be given to any Sale, Purchase or other transaction, or the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness incurred or repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged in connection therewith, the pro forma calculations in respect thereof (including without limitation in respect of anticipated cost savings or synergies relating to any such Sale, Purchase or other transaction) shall be as determined in good faith by a responsible financial or accounting officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness). If any Indebtedness bears, at the option of the Company or a Subsidiary, a rate of interest based on a prime or similar rate, a eurocurrency interbank offered rate or other fixed or floating rate, and such Indebtedness is being given pro forma effect, the interest expense on such Indebtedness shall be calculated by applying such optional rate as the Company or such Subsidiary may designate. If any Indebtedness that is being given pro forma effect was incurred under a revolving credit facility, the interest expense on such Indebtedness shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate determined in good faith by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP.

                "Consolidated EBITDA" means, for any period, the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income: (i) provision for all taxes (whether or not paid, estimated or accrued) based on income, profits or capital, (ii) Consolidated Interest Expense, (iii) depreciation, amortization (including but not limited to amortization of goodwill and intangibles and amortization and write-off of financing costs) and all other non-cash charges or non-cash losses,
(iv) any expenses or charges related to any Equity Offering, Investment or Indebtedness permitted by this Indenture (whether or not consummated or incurred) and (v) the amount of any minority interest expense.

                "Consolidated Interest Expense" means, for any period, (i) the total interest expense of the Company and its Subsidiaries to the extent deducted in calculating Consolidated Net Income, net of any interest income of the Company and its Subsidiaries, including without limitation any such interest expense consisting of (a) interest expense attributable to Capital Lease Obligations, (b) amortization of debt discount, (c) interest in respect of Indebtedness of any other Person that has been guaranteed by the Company or any Subsidiary, but only to the extent that such interest is actually paid by the Company or any Subsidiary, (d) non-cash interest expense, (e) the interest portion of any deferred payment obligation, and (f) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, plus (ii) Preferred Stock dividends paid in cash in respect of Redeemable Capital Stock of the Company held by Persons other than the Company or a Subsidiary and minus (iii) to the extent otherwise included in such interest expense referred to in clause (i) above, amortization or write-off of financing costs, in each case under clauses (i) through (iii) as determined on a Consolidated basis in accordance with GAAP; provided that gross interest expense shall be determined after giving effect to any net payments made or received by the Company and its Subsidiaries with respect to Interest Rate Agreements.

                "Consolidated Net Income" means, for any period, the net income
(loss) of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP and before any reduction in respect of Preferred Stock dividends; provided that there shall not be included in Consolidated Net Income:

                (i) any net income (loss) of any Person if such Person is not a Subsidiary, except that (A) subject to the limitations contained in clause (iv) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount actually distributed by such Person during such period to the Company or a Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Subsidiary, to the limitations contained in clause (iii) below) and
        (B) the Company's equity in the net loss of such Person shall be included to the extent of the aggregate Investment of the Company or any of its Subsidiaries in such Person,

               (ii) any net income (loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition,

              (iii) any net income (loss) of any Subsidiary that is not a Guarantor if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of similar distributions by such Subsidiary, directly or indirectly, to the Company by operation of the terms of such Subsidiary's charter or any agreement, instrument, judgment, decree, order, statute or governmental rule or regulation applicable to such Subsidiary or its stockholders (other than (x) restrictions that have been waived or otherwise released, (y) restrictions pursuant to the Notes or this Indenture and (z) restrictions in effect on the date of this Indenture with respect to a Subsidiary and other restrictions with respect to such Subsidiary that taken as a whole are not materially less favorable to the Holders of the Notes than such restrictions in effect on the date of this Indenture), except that (A) subject to the limitations contained in clause (iv) below, the Company's equity in the net income of any such Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of any dividend or distribution that was or that could have been made by such Subsidiary during such period to the Company or another Subsidiary (subject, in the case of a dividend that could have been made to another Subsidiary, to the limitation contained in this clause) and (B) the net loss of such Subsidiary shall be included to the extent of the aggregate Investment of the Company or any of its other Subsidiaries in such Subsidiary,

               (iv) any gain or loss realized upon the sale or other disposition of any asset of the Company or any Subsidiary (including pursuant to any sale/leaseback transaction) that is not sold or otherwise disposed of in the ordinary course of business (as determined in good faith by the Board of Directors),

                (v) any item classified as an extraordinary, unusual or nonrecurring gain, loss or charge (including without limitation (a) any charge or expense incurred for employee bonuses in connection with the Transaction, and (b) fees, expenses and charges associated with the Transaction or any acquisition, merger or consolidation after the date of this Indenture),

               (vi) the cumulative effect of a change in accounting principles,

              (vii) all deferred financing costs written off and premiums paid in connection with any early extinguishment of Indebtedness,

             (viii) any unrealized gains or losses in respect of Currency Hedging Arrangements,

               (ix) any unrealized foreign currency translation gains or losses in respect of Indebtedness of any Person denominated in a currency other than the functional currency of such Person, and

                (x) (a) any non-cash compensation charge arising from any grant of stock, stock options or other equity-based awards, and (b) any compensation expense relating to or incurred in connection with dividends, distributions or other payments to holders of Capital Stock or other equity interests of the Company or Holding (or of warrants, options or rights to acquire, or deferred shares or other equity-linked interests, relating to any such Capital Stock or other equity interests).

In the case of any unusual or nonrecurring gain, loss or charge not included in Consolidated Net Income pursuant to clause (v) above in any determination thereof, the Company will deliver an Officers' Certificate to the Trustee promptly after the date on which Consolidated Net Income is so determined, setting forth the nature and amount of such unusual or nonrecurring gain, loss or charge.

                "Consulting Agreements" means, collectively, (a) the Amended and Restated Consulting Agreement, dated as of January 1, 2001, among Holding, the Company and CD&R, as amended, waived, supplemented or otherwise modified from time to time, and (b) the Consulting Agreement to be entered into among Holding, the Company and BRS pursuant to the BRS Investment Agreement, as amended, waived, supplemented or otherwise modified from time to time.

                "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Company.

                "Credit Facilities" means one or more facilities or arrangements, in each case with one or more banks or other institutions providing for revolving credit loans, term loans, receivables financings (including without limitation through the sale of receivables to such institutions or to special purpose entities formed to borrow from such institutions against such receivables), letters of credit or other Indebtedness, in each case, including all agreements, instruments and documents executed and delivered pursuant to or in connection with any of the foregoing, including but not limited to any notes and letters of credit issued pursuant thereto and any guarantee and collateral agreement, patent and trademark security agreement, mortgages or letter of credit applications and other guarantees, pledge agreements, security agreements and collateral documents, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original banks or other institutions or other banks or other institutions or otherwise, and whether provided under any original Credit Facility or one or more other credit agreements, indentures, financing agreements or other Credit Facilities or otherwise). Without limiting the generality of the foregoing, the term "Credit Facility" shall include any agreement (i) changing the maturity of any Indebtedness incurred thereunder or contemplated thereby, (ii) adding Subsidiaries as additional borrowers or guarantors thereunder, (iii) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder or (iv) otherwise altering the terms and conditions thereof.

                "Currency Hedging Arrangements" means one or more of the following agreements which shall be entered into by one or more financial institutions: foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against fluctuations in currency values from time to time.

                "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

                "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A-1 hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

                "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

                "Directors' Qualifying Shares" means shares of Capital Stock of a Person held by nominees, directors or trustees pursuant to the requirements of the law of the jurisdiction in which such Person is organized.

                "Disinterested Director" means, with respect to any transaction or series of related transactions, a member of the Board of Directors who does not have any material direct or indirect financial interest in or with respect to such transaction or series of related transactions.

                "Equity Offering" means a sale of Capital Stock (x) that is a sale of Qualified Capital Stock of the Company or (y) proceeds of which in an amount equal to or exceeding the Redemption Amount are contributed to the Company or any of its Subsidiaries.

                "Equity Registration Rights Agreement" means the Registration and Participation Agreement, dated as of November 30, 1993, among Holding and one or more of its stockholders, providing among other things for certain registration rights in respect of Holding Common Stock, as amended, waived, supplemented or otherwise modified from time to time.

                "Euroclear" means Euroclear Bank S.A./N.V., as operator of the Euroclear system.

                "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                "Exchange Notes" means those Notes, having terms substantially identical to (i) the Series A Notes and (ii) any Additional Notes issued in an offering not registered under the Securities Act (except in each case that (x) such Exchange Notes shall not contain terms with respect to transfer restrictions and shall be registered under the Securities Act and (y) certain provisions relating to an increase in the stated rate of interest thereon shall be eliminated), to be offered to the Holders of the Notes under an Exchange Offer Registration Statement.

                "Exchange Offer" means an offer to be made to the Holders of the Notes to exchange their Notes for the Exchange Notes.

                "Exchange Offer Registration Statement" means a registration statement to be filed by the Company with the Commission to register an Exchange Offer.

                "Excluded Contribution" means Net Cash Proceeds, or the fair value, as determined in good faith by the Board of Directors, of property or assets, received by the Company as capital contributions to the Company after the date of this Indenture or from the issuance or sale (other than to a Subsidiary) of Qualified Capital Stock of the Company, in each case to the extent designated as an Excluded Contribution pursuant to an Officers' Certificate of the Company and not previously included in the calculation set forth in subparagraph (a)(C)(ii) or (a)(C)(iii) of Section 4.08 hereof for purposes of determining whether a Restricted Payment may be made.

                "Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's length transaction between an informed and willing seller and an informed and willing buyer.

                "GAAP" means generally accepted accounting principles in the United States of America as in effect on the date of this Indenture (for purposes of the definitions of the terms "Consolidated Coverage Ratio," "Consolidated EBITDA," "Consolidated Interest Expense" and "Consolidated Net Income," all defined terms in this Indenture to the extent used in or relating to any of the foregoing definitions, and all ratios and computations based on any of the foregoing definitions) and as in effect from time to time (for all other purposes of this Indenture), including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

                "Global Note Legend" means the legend set forth in Section 2.06(e)(ii) hereof, which is required to be placed on all Global Notes issued under this Indenture.

                "Global Notes" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes substantially in the form of Exhibit A-1 hereto issued in accordance with Sections 2.01 or 2.06 hereof.

                "Guaranteed Debt" of any Person means, without duplication, all Indebtedness of any other Person guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement enforceable by or for the benefit of the holder of such Indebtedness (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered), (iv) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or (v) otherwise to assure a creditor against loss; provided that the term "guarantee" shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

                "Hedging Obligations" of any Person means obligations of such Person pursuant to any Interest Rate Agreement, Currency Hedging Arrangement or Commodities Agreement.

                "Holder" means the Person in whose name a Note is registered on the Registrar's books.

                "Holding" means RACI Holding, Inc., a Delaware corporation, and any successor in interest thereto.

                "Holding Common Stock" means the common stock or other equity interests of Holding.

                "Indebtedness" means, with respect to any Person, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property, excluding any trade payables and other accrued current liabilities arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit issued under letter of credit facilities, acceptance facilities or other similar facilities, (ii) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables and other accrued current liabilities relating to the payment of the purchase price for such property provided such payments are required to be made over a period of less than one year, in each case arising in the ordinary course of business, (iv) all obligations under Interest Rate Agreements of such Person, (v) all Capital Lease Obligations of such Person, (vi) all Indebtedness referred to in clauses (i) through (v) above of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (vii) all Guaranteed Debt of such Person, and (viii) all Redeemable Capital Stock valued at its involuntary maximum fixed repurchase price (but excluding accrued and unpaid dividends). For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value to be determined in good faith by the Board of Directors.

                "Indemnification Agreements" means, collectively, (i) the Indemnification Agreement, dated as of November 30, 1993, among Holding, the Company, CD&R and C&D Fund IV, pursuant to which among other things the Company and Holding agree to indemnify C&D Fund IV, CD&R, their respective Affiliates and certain other Persons in certain circumstances, as amended, waived, supplemented or otherwise modified from time to time and (ii) the Indemnification Agreement to be entered into among Holding, the Company, BRS and BRS Fund II pursuant to the BRS Investment Agreement, as amended, waived, supplemented or otherwise modified from time to time.

                "Indenture" means this Indenture, as amended or supplemented from time to time.

                "Indenture Obligations" means the obligations of the Company and any other obligor under this Indenture or under the Notes, including any Guarantor, to pay principal of, and premium and Additional Interest, if any, and interest on, the Notes when due and payable, and all other amounts due or to become due under or in connection with this Indenture, the Notes and the performance of all other monetary obligations to the Trustee and the Holders under this Indenture and the Notes, according to the terms hereof and thereof.

                "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

                "Interest Rate Agreements" means one or more of the following agreements which shall be entered into by one or more financial institutions: interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and/or other types of interest rate hedging agreements from time to time.

                "Investments" means, with respect to any Person, directly or indirectly, any advance, loan (including guarantees of Indebtedness) or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities issued by, any other Person. "Investments" shall exclude any advance, loan (including any guarantee of Indebtedness) or other extension of credit to any customer, supplier, director, officer or employee of any Person in the ordinary course of business. For purposes of the definition of "Unrestricted Subsidiary" and
Section 4.08 hereof only, (i) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary at the time that such Subsidiary is designated an Unrestricted Subsidiary and shall exclude the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Subsidiary of the Company; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer, in each case as determined by the Board of Directors in good faith. The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced (at the Company's option) by any dividend, distribution, interest payment, return of capital, repayment or other amount or value received in respect of such Investment;

provided that to the extent that the amount of Restricted Payments outstanding at any time is so reduced by any portion of any such amount or value that would otherwise be included in the calculation of Consolidated Net Income, such portion of such amount or value shall not be so included for purposes of calculating the amount of Restricted Payments that may be made pursuant to paragraph (a) of Section 4.08 hereof.

                "Issue Date" shall mean January 24, 2003.

                "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

                "Letter of Transmittal" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

                "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), security interest, hypothecation or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.

                "Management Investors" means the officers, directors, employees and other members of the management of the Company or a Subsidiary, or family members or relatives thereof or trusts for the benefit of any of the foregoing, who at any particular date shall beneficially own or have the right to acquire, directly or indirectly, Holding Common Stock.

                "Management Stock" means Holding Common Stock, or options, warrants or rights to acquire Holding Common Stock, held by any of the Management Investors.

                "Material Subsidiary" means any Subsidiary of the Company that would be a "significant subsidiary" of the Company as defined in Rule 1-02 of Regulation S-X under the Securities Act and the Exchange Act.

                "Net Cash Proceeds" means

                (a) with respect to any Asset Sale by any Person, the proceeds thereof (without duplication in respect of any other Asset
        Sale) in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Subsidiary), net of (i) brokerage commissions and other reasonable fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale,
        (ii) provisions for all taxes payable as a result of such Asset Sale,
        (iii) payments made, and installment payments required to be made, to retire indebtedness where payment of such indebtedness is secured by the assets or properties the subject of such Asset Sale, or that must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale, including payments made in respect of principal, interest and prepayment premiums and penalties, (iv) amounts required to be paid to any Person (other than the Company or any Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale and (v) any liabilities or obligations associated with the assets disposed of in such Asset Sale and retained by the Company or any Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, and

                (b) with respect to any capital contribution or any issuance or sale of Capital Stock or options, warrants or rights to acquire Capital Stock, or debt securities or Capital Stock that have been converted into or exchanged for Capital Stock, as referred to under
        Section 4.08 hereof, the proceeds of such issuance or sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Subsidiary), net of attorneys' fees, accountants' fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

                "Non-U.S. Person" means a Person who is not a U.S. Person.

                "Non-U.S. Subsidiary" means any Subsidiary which is not a U.S. Subsidiary.

                "Note Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

                "Note Guarantee" or "Guarantee" means, the guarantee by any Guarantor of the Indenture Obligations upon the terms set forth in Article 10 hereof or upon terms substantially similar to the guarantee of other Indebtedness giving rise to the obligation of such Guarantor to enter into a guarantee of the Notes pursuant to Section 4.14 hereof.

                "Notes" has the meaning assigned to it in the preamble to this Indenture.

                "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice President (i) of such Person, (ii) if such Person is owned or managed by a single entity, of such entity or (iii) any other individual designated as an "Officer" for the purposes of this Indenture by the Board of Directors.

                "Officers' Certificate" means a certificate signed on behalf of the Company by one or two Officers of the Company that meets the requirements of
Section 12.05 hereof (to the extent applicable).

                "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
12.05 hereof (to the extent applicable). The counsel may be an employee of or counsel to the Company (or any Guarantor, if applicable), any Subsidiary of the Company or the Trustee.

                "Pari Passu Indebtedness" means (i) any Indebtedness of the Company that is pari passu in right of payment with the Notes and (ii) any Indebtedness of any Subsidiary Guarantor that is pari passu in right of payment with the Note Guarantee of such Subsidiary Guarantor.

                "Participant" means, with respect to DTC, Euroclear or Clearstream Banking, a Person who has an account with DTC, Euroclear or Clearstream Banking, respectively (and, with respect to DTC, shall include Euroclear and Clearstream Banking).

                "Permitted Holder" means any of the following: (i) any of C&D Fund IV, the Management Investors, CDR and their respective Affiliates, (ii) any investment fund or vehicle managed, sponsored or advised by CDR, (iii) any limited or general partners of, or other investors in, any of C&D Fund IV and its Affiliates, or any such investment fund or vehicle and (iv) any Person acting in the capacity of an underwriter in connection with a public or private offering of Capital Stock or other equity interests of Holding or the Company. Upon, from and after the occurrence of the closing under the BRS Investment Agreement (as determined in good faith by the Company), the term "Permitted Holder" shall, effective as of the date of this Indenture, also include any of the following: (i) any of BRS Fund II, BRS and their respective Affiliates, (ii) any investment fund or vehicle managed, sponsored or advised by BRS and (iii) any limited or general partners of, or other investors in, any of BRS Fund II and its Affiliates, or any such investment fund or vehicle.

                "Permitted Indebtedness" means the following:

                (i) Indebtedness of the Company and the Subsidiary Guarantors under any Credit Facility, in an aggregate principal amount at any one time outstanding not to exceed the greater of (a) $125,000,000 and (b) the sum (determined as of the end of the most recently ended fiscal period for which consolidated financial statements of the Company are available) of (i) 85% of the book value of accounts receivable of the Company and its Subsidiaries calculated in accordance with GAAP plus (ii) 60% of the book value of inventory of the Company and its Subsidiaries calculated in accordance with GAAP;

               (ii) Indebtedness of the Company pursuant to the Notes (other than any Additional Notes) and Indebtedness of any Subsidiary pursuant to a Guarantee of such Notes;

              (iii) Indebtedness of the Company or any of its Subsidiaries outstanding on the date of this Indenture;

               (iv) Indebtedness of the Company owing to a Subsidiary; provided that any disposition or transfer of any such Indebtedness to a Person (other than a Subsidiary) shall be deemed to be an incurrence of such Indebtedness by the obligor not permitted by this clause (iv);

                (v) Indebtedness of a Subsidiary owing to the Company or another Subsidiary; provided that (a) any disposition or transfer of any such Indebtedness to a Person (other than the Company or a Subsidiary) shall be deemed to be an incurrence of such Indebtedness by the obligor not permitted by this clause (v) and (b) any transaction pursuant to which any Subsidiary, which has Indebtedness owing to the Company or any other Subsidiary, ceases to be a Subsidiary shall be deemed to be the incurrence of Indebtedness by such Subsidiary that is not permitted by this clause (v);

               (vi) obligations of the Company or any Subsidiary entered into in the ordinary course of business (a) pursuant to Interest Rate Agreements designed to protect the Company or any Subsidiary against fluctuations in interest rates in respect of Indebtedness of the Company or any of its Subsidiaries, (b) pursuant to Currency Hedging Arrangements entered into by the Company or any of its Subsidiaries in respect of its (x) assets or (y) obligations, as the case may be, denominated in a foreign currency or (c) pursuant to Commodities Agreements;

              (vii) Indebtedness of the Company or any Subsidiary consisting of guarantees, indemnities, or obligations in respect of earnouts or purchase price adjustments, in connection with the acquisition or disposition of assets permitted under this Indenture;

             (viii) Indebtedness of the Company or any Subsidiary with respect to (a) letters of credit securing obligations under or relating to (x) insurance contracts entered into in the ordinary course of business, (y) expenses under leases pursuant to which the Company or any Subsidiary is lessee or (z) self-insurance in respect of worker compensation or (b) other letters of credit issued, or relating to liabilities or obligations incurred, in the ordinary course of business;

               (ix) Indebtedness of the Company or any Subsidiary consisting of Purchase Money Indebtedness or Capital Lease Obligations (and any renewals, extensions, substitutions, refundings, refinancings or replacements thereof) not to exceed $7,500,000 in aggregate principal amount outstanding at any given time;

                (x) Indebtedness of the Company or any Subsidiary consisting of guarantees of up to an aggregate principal amount of $5,000,000 of borrowings by Management Investors in connection with Management Stock, or guarantees in respect of Indebtedness incurred by officers or employees of the Company or any Subsidiary in the ordinary course of business, or guarantees referred to in clause (g) of the second proviso to Section 4.12 hereof;

               (xi) obligations of the Company or any Subsidiary in respect of judgment, performance, surety and other bonds provided by the Company or any Subsidiary in the ordinary course of business;

              (xii) Indebtedness of any Non-U.S. Subsidiary not to exceed $5,000,000 in aggregate principal amount outstanding at any given time;

             (xiii) Indebtedness of the Company or any Subsidiary arising from the honoring of a check, draft or similar instrument drawn against insufficient funds; provided that such Indebtedness is extinguished within two business days of its incurrence;

              (xiv) Indebtedness of the Company or any Subsidiary in addition to that described in clauses (i) through (xiii) of this definition of "Permitted Indebtedness" not to exceed $25,000,000 in aggregate principal amount outstanding at any given time;

               (xv) (A) Guarantees by the Company or any Subsidiary of Indebtedness or any other obligation or liability of the Company or any Subsidiary (other than any Indebtedness incurred by the Company or such Subsidiary, as the case may be, in violation of Section 4.09 hereof) or
        (B) without limiting the provisions of Section 4.10 hereof, Indebtedness of the Company or any Subsidiary arising by reason of any Lien granted by or applicable to such Person securing Indebtedness of the Company or any Subsidiary (other than any Indebtedness incurred by the Company or such Subsidiary, as the case may be, in violation of Section 4.09 hereof); and

              (xvi) any renewals, extensions, substitutions, refundings, refinancings or replacements (collectively, a "refinancing") of (x) any Indebtedness described in clause (ii) or (iii) of this definition of "Permitted Indebtedness" or (y) any Indebtedness incurred pursuant to the proviso to Section 4.09 hereof, including any successive refinancings so long as the aggregate principal amount of Indebtedness represented thereby does not exceed (a) the principal amount so refinanced plus (b) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Company incurred in connection with such refinancing, and, in the case of Subordinated Indebtedness, such refinancing does not reduce the Stated Maturity of such Indebtedness to less than that of the Indebtedness thus refinanced (or, if shorter, that of the Notes).

                "Permitted Investment" means

                (i) Investments in any Subsidiary (including any Person that thereby becomes a Subsidiary);

               (ii)     Investments in the Company (including in the Notes);

              (iii) Indebtedness (or guarantee of Indebtedness) of the Company or any Subsidiary permitted under Section 4.09 hereof;

               (iv)     Cash Equivalents or Temporary Cash Investments;

                (v) Investments acquired by the Company or any Subsidiary in connection with (x) an Asset Sale permitted under Section 4.07 hereof to the extent such Investments are non-cash consideration as permitted under such Section or (y) a sale or other disposition of property or assets not constituting an Asset Sale;

               (vi) Investments in existence or made pursuant to legally binding written commitments in existence on the date of this Indenture;

              (vii) loans or advances provided by the Company in the ordinary course of its business to its officers and employees and loans, advances and guarantees referred to in clause (g) of the second proviso to Section 4.12 hereof;

             (viii) receivables owing to the Company or any Subsidiary created in the ordinary course of business;

               (ix) evidences of Indebtedness, securities or other property received from another Person by the Company or any Subsidiary in connection with any bankruptcy proceeding or other reorganization of such other Person or as a result of foreclosure, perfection or enforcement of any Lien, or otherwise in settlement for liabilities or obligations of such other Person to the Company or any Subsidiary;

                (x) (A) Interest Rate Agreements designed to protect the Company or any Subsidiary against fluctuations in interest rates in respect of Indebtedness of the Company or any of its Subsidiaries, (B) Currency Hedging Arrangements entered into by the Company or any of its Subsidiaries in respect of its (1) assets or (2) obligations, as the case may be, denominated in a foreign currency and (C) Commodities Agreements;

               (xi) pledges or deposits (x) with respect to leases or utilities provided to third parties in the ordinary course of business or (y) otherwise described in the definition of "Permitted Lien" or made in connection with Liens permitted under Section 4.10 hereof;

              (xii) Investments in an aggregate amount outstanding at any time not to exceed the amount of Excluded Contributions;

             (xiii) any Investment to the extent made using Qualified Capital Stock of the Company, or Capital Stock of Holding, as consideration; and

              (xiv) Investments in any Person in addition to those described in clauses (i) through (xiii) of this definition of "Permitted Investments" not to exceed $15,000,000 in the aggregate at any time outstanding.

                "Permitted Lien" means any of the following:

                (i) Liens for taxes, assessments or other governmental charges not yet delinquent or the nonpayment of which in the aggregate would not reasonably be expected to have a material adverse effect on the Company and its Subsidiaries, or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or a Subsidiary thereof, as the case may be, in accordance with GAAP;

               (ii) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other like Liens arising in the ordinary course of business in respect of obligations that are not overdue for a period of more than 60 days, or that are bonded or that are being contested in good faith and by appropriate proceedings;

              (iii) pledges, deposits or Liens in connection with workers' compensation, unemployment insurance and other social security and other similar legislation or other insurance-related obligations (including, without limitation, pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements);

               (iv) pledges, deposits or Liens to secure the performance of bids, tenders, trade, government or other contracts (other than for borrowed money), obligations for utilities, leases, licenses, public or statutory obligations, completion guarantees, surety, judgment, appeal or performance bonds, other similar bonds, instruments or obligations, and other obligations of a like nature incurred in the ordinary course of business;

                (v) easements (including reciprocal easement agreements), rights-of-way, building, zoning and similar restrictions, utility agreements, covenants, reservations, restrictions, encroachments, changes, and other similar encumbrances or title defects incurred, or leases or subleases granted to others, in the ordinary course of business, which do not in the aggregate materially interfere with the ordinary conduct of the business of the Company and its Subsidiaries, taken as a whole;

               (vi) Liens existing on, or provided for under written arrangements existing on, the date of this Indenture, or (in the case of any such Liens securing Indebtedness of the Company or any of its Subsidiaries existing or arising under written arrangements existing on the date of this Indenture) securing any Indebtedness incurred in connection with any refinancing in respect of such Indebtedness so long as the Lien securing such refinancing Indebtedness is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or under such written arrangements could secure) the original Indebtedness;

              (vii) (a) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any developer, landlord or other third party on property over which the Company or any Subsidiary has easement rights or on any leased property and subordination or similar agreements relating thereto and (b) any condemnation or eminent domain proceedings affecting any real property;

             (viii) Liens securing Hedging Obligations, Purchase Money Indebtedness or Capital Lease Obligations incurred in compliance with
        Section 4.09 hereof;

               (ix) Liens arising out of judgments, decrees, orders or awards in respect of which the Company or any Subsidiary shall in good faith be prosecuting an appeal or proceedings for review, which appeal or proceedings shall not have been finally terminated, or if the period within which such appeal or proceedings may be initiated shall not have expired;

                (x) leases, subleases, licenses or sublicenses to third parties;

               (xi) Liens securing (a) Permitted Indebtedness (other than Indebtedness incurred pursuant to clause (iv), (v) or (xvi)(y) of the definition of "Permitted Indebtedness"), (b) Bank Indebtedness, (c) Indebtedness of any Subsidiary that is not a Guarantor, which Indebtedness is permitted to be incurred under this Indenture or (d) the Notes or any Note Guarantee thereof;

              (xii) Liens existing on property or assets of a Person at the time such Person becomes a Subsidiary of the Company (or at the time the Company or a Subsidiary acquires such property or assets); provided, however, that such Liens are not created in connection with, or in contemplation of, such other Person becoming such a Subsidiary (or such acquisition of such property or assets), and that such Liens are limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which such Liens arose, could secure) the obligations to which such Liens relate;

             (xiii) Liens on Capital Stock or other securities of an Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary;

              (xiv) any encumbrance or restriction (including, but not limited to, put and call agreements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

               (xv) Liens (a) arising by operation of law (or by agreement to the same effect) in the ordinary course of business, (b) on property or assets under construction (and related rights) in favor of a contractor or developer or arising from progress or partial payments by a third party relating to such property or assets, (c) on receivables (including related rights), (d) on cash set aside at the time of the incurrence of any Indebtedness or government securities purchased with such cash, in either case to the extent that such cash or government securities prefund the payment of interest on such Indebtedness and are held in an escrow account or similar arrangement to be applied for such purpose, (e) securing or arising by reason of any netting or set-off arrangement entered into in the ordinary course of banking or other trading activities, (f) in favor of the Company or any Subsidiary (other than Liens on property or assets of the Company in favor of any Subsidiary that is not a Guarantor) or (g) arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

              (xvi) Liens securing any refinancing, refunding, extension, renewal or replacement (in whole or in part) of any Indebtedness or other obligation secured by any other Permitted Liens, provided that any such new Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the obligations to which such Liens relate;

             (xvii) Liens securing Acquired Indebtedness created prior to (and not created in connection with, or in contemplation of) the incurrence of such Indebtedness by the Company or any Subsidiary, in each case, which Indebtedness is permitted under Section 4.09 hereof so long as any such Lien extends only to the assets that were subject to such Lien securing such Acquired Indebtedness prior to the related acquisition by the Company or any of its Subsidiaries; and

            (xviii)     any Lien on any computer or management information
        systems equipment.

                "Permitted Subsidiary Preferred Stock" means, with respect to any Subsidiary, any Preferred Stock of such Subsidiary that (x) is Redeemable Capital Stock or (y) is not Redeemable Capital Stock and no dividends or distributions thereon are paid (to any Person other than the Company or any Subsidiary) other than as permitted by Section 4.08 hereof; provided that, in each case, such Subsidiary would be entitled to incur Permitted Indebtedness in an aggregate principal amount equal to the aggregate involuntary maximum fixed repurchase price of such Preferred Stock.

                "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, other entity or government or any agency or political subdivisions thereof.

                "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's preferred stock, whether now outstanding or issued after the date of this Indenture, and including, without limitation, all classes and series of preferred or preference stock.

                "Private Placement Legend" means the legend set forth in Section 2.06(g)(i) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

                "Purchase Money Indebtedness" means any Indebtedness incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets, and whether acquired through the direct acquisition of such property or assets or the acquisition of the Capital Stock or other equity interests of any Person owning such property or assets, or otherwise.

                "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

                "Qualified Capital Stock" of any Person means any and all Capital Stock of such Person other than Redeemable Capital Stock.

                "Redeemable Capital Stock" means any Capital Stock that, either by its terms or by the terms of any security into which it is convertible or exchangeable or otherwise, is or upon the happening of an event or passage of time (other than following the occurrence of a Change of Control or other similar event described under such terms as a "change of control," or an Asset
Sale) would be, required to be redeemed prior to any Stated Maturity of the principal of the Notes or is redeemable at the option of the holder thereof (other than following the occurrence of a Change of Control or other similar event described under such terms as a "change of control," or an Asset Sale) at any time prior to any such Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to any such Stated Maturity at the option of the holder thereof (other than following the occurrence of a Change of Control or other similar event described under such terms as a "change of control," or an Asset Sale), but excluding Management Stock.

                "Registration Rights Agreement" means (i) that certain agreement by and among the Company, the Guarantors and Credit Suisse First Boston LLC, Goldman, Sachs & Co. and Wachovia Securities, Inc. requiring the Company to file an Exchange Offer Registration Statement and/or a Shelf Registration Statement and (ii) any registration rights agreement to be entered into relating to the filing of a registration statement under the Securities Act for exchanges or resales of Additional Notes.

                "Regulation S" means Regulation S promulgated under the Securities Act.

                "Regulation S Global Note" means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

                "Regulation S Permanent Global Note" means a permanent global
Note in the form of Exhibit A-1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee.

                "Regulation S Temporary Global Note" means a temporary global Note substantially in the form of Exhibit A-2 hereto bearing the Global Note Legend, the legend set forth in Section 2.06(e)(iii) and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee.

                "Responsible Officer," when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

                "Restricted Broker-Dealer" means any broker or dealer registered with the Commission under the Exchange Act.

                "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

                "Restricted Global Note" means a Global Note bearing the Private Placement Legend.

                "Restricted Period" means the 40-day restricted period as defined in Regulation S.

                "Rule 144" means Rule 144 promulgated under the Securities Act.

                "Rule 144A" means Rule 144A promulgated under the Securities
Act.

                "Rule 903" means Rule 903 promulgated under the Securities Act.

                "Rule 904" means Rule 904 promulgated the Securities Act.

                "Securities Act" means the Securities Act of 1933, as amended.

                "Securities Offering" means any Indebtedness consisting of bonds, debentures, notes or other similar debt securities issued in (i) a public offering or (ii) a private placement to institutional investors that is underwritten for resale in accordance with Rule 144A (or Rule 144A and Regulation S), whether or not it includes registration rights entitling the holders of such debt securities to registration thereof with the Commission for public resale. The term "Securities Offering," for the avoidance of doubt, shall not be construed to include any Indebtedness issued to institutional investors in a direct placement of such Indebtedness that is not underwritten by an intermediary (it being understood that, without limiting the foregoing, a financing that is distributed to not more than ten Persons (provided that multiple managed accounts and affiliates of any such Persons shall be treated as one Person for the purposes of this definition) shall not be deemed underwritten), or any commercial bank or similar Indebtedness, receivables financing, Capital Lease Obligation or recourse transfer of any financial asset or any other type of Indebtedness incurred in a manner not customarily viewed as a "securities offering."

                "Shelf Registration Statement" means a shelf registration statement filed by the Company with the Commission to register resales of Notes or Exchange Notes.

                "Sponsors" means (i) CD&R and (ii) upon, from and after the occurrence of the closing under the BRS Investment Agreement (as determined in good faith by the Company), and effective as of the date of this Indenture, the collective reference to CD&R and BRS.

                "Stated Maturity" when used with respect to any Indebtedness or any installment of interest thereon, means the dates specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest is due and payable.

                "Subordinated Indebtedness" means (i) Indebtedness of the Company that by its express terms is subordinated in right of payment to the Notes and (ii) Indebtedness of a Guarantor that by its express terms is subordinated in right of payment to the Note Guarantee of such Guarantor.

                "Subsidiary" means any Person a majority of the equity ownership or the Voting Stock of which is at the time owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries; provided that an Unrestricted Subsidiary shall not be deemed a Subsidiary for purposes of this Indenture.

                "Subsidiary Guarantor" or "Guarantor" means any Subsidiary which has issued a Note Guarantee.

                "Subsidiary Person" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other equity interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person or (ii) one or more Subsidiaries of such Person.

                "Temporary Cash Investments" means

                (i) any evidence of Indebtedness, maturing not more than one year after the date of acquisition, issued by the United States of America, or an instrumentality or agency thereof and guaranteed fully as to principal, premium, if any, and interest by the United States of America;

               (ii) any certificate of deposit or bankers' acceptance, maturing not more than one year after the date of acquisition, issued by, or time deposit of, a commercial banking institution that is a member of the Federal Reserve System and that has combined capital and surplus and undivided profits of not less than $500,000,000 (or the equivalent thereof); provided that the short-term debt of such commercial bank (other than the short-term debt of a lender under any Credit Facility) has a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P;

              (iii) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of the Company or Holding) organized and existing under the laws of the United States of America with a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P;

               (iv) any money market deposit accounts issued or offered by a domestic commercial bank having capital and surplus in excess of $500,000,000 or the equivalent thereof; provided that the short-term debt of such commercial bank (other than the short-term debt of a lender under any Credit Facility) has a rating, at the time of investment, of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P; and

                (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause
        (i) above entered into with any financial institution.

                "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA, except as provided in Section 9.03 hereof.

                "Transaction" means, collectively, (i) the redemption or other acquisition or retirement of the Company's 9 1/2% Senior Subordinated Notes due 2003, (ii) the repayment of outstanding amounts under the Company's existing Credit Facility, termination of commitments thereunder, and collateralization of letters of credit remaining outstanding (if any), (iii) the declaration and payment of a dividend or distribution by the Company to Holding of up to $100.0 million, (iv) the entry into a new Credit Facility by one or more of the Company and its Subsidiaries, (v) the performance of the BRS Investment Agreement and the consummation of the investment and other transactions contemplated thereby and (vi) all other transactions relating to any of the foregoing.

                "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

                "Unrestricted Definitive Note" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

                "Unrestricted Global Note" means a permanent global Note substantially in the form of Exhibit A-1 attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear the Private Placement Legend.

                "Unrestricted Subsidiary" means any subsidiary of the Company that would but for this definition of "Unrestricted Subsidiary" be a Subsidiary, as to which all of the following conditions apply: (i) neither the Company nor any of its other Subsidiaries (other than Unrestricted Subsidiaries) provides credit support for any Indebtedness of such subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness), except to the extent the

Company would otherwise be permitted to make a Restricted Payment pursuant to, or an Investment in such subsidiary permitted by, Section 4.08 hereof, (ii) such subsidiary is not liable, directly or indirectly, with respect to any Indebtedness other than Unrestricted Subsidiary Indebtedness, (iii) neither the Company nor any of its Subsidiaries (other than Unrestricted Subsidiaries) has made an Investment in such subsidiary unless such Investment was permitted by
Section 4.08 hereof and (iv) the Board of Directors, as provided below, shall have designated such subsidiary to be an Unrestricted Subsidiary. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a board resolution giving effect to such designation and an Officers' Certificate certifying that such designation complies with the foregoing conditions. The Board of Directors may designate any Unrestricted Subsidiary as a Subsidiary; provided that (i) immediately after giving pro forma effect to such designation, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the restrictions set forth in Section 4.09 hereof and (ii) all Indebtedness of such Unrestricted Subsidiary shall be deemed to be incurred on the date such Unrestricted Subsidiary becomes a Subsidiary. Any subsidiary of an Unrestricted Subsidiary shall be an Unrestricted Subsidiary for purposes of this Indenture.

                "Unrestricted Subsidiary Indebtedness" of any Unrestricted Subsidiary means Indebtedness of such Unrestricted Subsidiary (i) as to which neither the Company nor any Subsidiary is directly or indirectly liable (by virtue of the Company or any such Subsidiary being the primary obligor on, guarantor of, or otherwise liable in any respect to, such Indebtedness), except to the extent the Company or any Subsidiary is permitted to incur Guaranteed Debt as to an Affiliate pursuant to Section 4.08 hereof, in which case the Company shall be deemed to have made a Restricted Payment or, if applicable, a Permitted Investment or Permitted Payment equal to the principal amount of any such Indebtedness to the extent guaranteed and (ii) which, upon the occurrence of a default with respect thereto, does not result in, or permit any holder of any Indebtedness of the Company or any Subsidiary to declare, a default on such Indebtedness of the Company or any Subsidiary or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

                "U.S. Government Obligations" means direct obligations of, and obligations guaranteed by, the United States of America for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

                "U.S. Person" means a U.S. person as defined in Rule 902(k) under the Securities Act.

                "U.S. Subsidiary" means any Subsidiary organized under the laws of the United States of America, any state thereof or the District of Columbia.

                "Voting Stock" means stock or other equity interests of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a Person (irrespective of whether or not at the time stock or other equity interests of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

                Section 1.02.   Other Definitions.

                                                                      Defined in
               Term                                                    Section
               ----------------------------------                     ----------
               "Change of Control Offer"                                 4.06
               "Change of Control Purchase Date"                         4.06
               "Change of Control Purchase Price"                        4.06
               "Covenant Defeasance"                                     8.03
               "Deficiency"                                              4.07
               "Discharge"                                               1.01
               "DTC"                                                     2.03
               "Excess Proceeds"                                         4.07
               "incur"                                                   4.09
               "Moody's"                                                 1.01
               "Legal Defeasance"                                        8.02
               "Note Amount"                                             4.07
               "Offer"                                                   4.07
               "Offer Amount"                                            4.07
               "Offer Date"                                              4.07
               "Offer Period"                                            4.07
               "Offered Price"                                           4.07
               "Pari Passu Debt Amount"                                  4.07
               "Pari Passu Offer"                                        4.07
               "Paying Agent"                                            2.03
               "Permitted Payments"                                      4.08
               "Purchase"                                                1.01
               "Purchase Date"                                           4.07
               "Redemption Amount"                                       3.07
               "refinancing"                                          1.01; 4.08
               "Registrar"                                               2.03
               "Required Filing Dates"                                   4.16
               "Restricted Payments"                                     4.08
               "S&P"                                                     1.01
               "Sale"                                                    1.01
               "Series A Notes"                                        Preamble
               "Surviving Entity"                                        5.01
               "Transfer"                                                1.01

                Section 1.03.   Incorporation by Reference of Trust Indenture
                                Act.

                Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

                The following TIA term used in this Indenture has the following meaning:

                "obligor" on the Notes means the Company or any Guarantor and any other obligor upon the Notes.

                All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

                This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. If any provision hereof limits, qualifies or conflicts with a provisions of the TIA that is required under the TIA to be a part of and govern this Indenture, the latter provisions shall control. If any provision hereof modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed (i) to apply to this Indenture as so modified or (ii) to be excluded, as the case may be.

                Section 1.04.   Rules of Construction.

                Unless the context otherwise requires:

                (i)     a term has the meaning assigned to it;

               (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

              (iii)     "or" is not exclusive;

               (iv) words in the singular include the plural, and in the plural include the singular;

                (v)     provisions apply to successive events and transactions;

               (vi) the words "include," and "included" and "including" as used herein shall be deemed in each case to be followed by the phrase "without limitation," if not expressly followed by such phrase or the phrase "but not limited to";

              (vii) all references to "$" or "dollars" shall refer to the lawful currency of the United States of America; and

             (viii) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time.

                                    ARTICLE 2

                                    THE NOTES

                Section 2.01.   Form and Dating.

                The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

                The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors, and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

                Notes issued in global form shall be substantially in the form of Exhibit A-1 attached hereto (including the Global Note Legend and the "Schedule of Exchanges in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A-1 attached hereto (but without the Global Note Legend and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

                Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its St. Paul, Minnesota office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream Banking, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in Regulation S Permanent Global Notes pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Notes, the Trustee shall cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the

Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

                The operating procedures, terms and conditions of Euroclear and Clearstream Banking shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and Regulation S Permanent Global Notes that are held by Participants through Euroclear or Clearstream Banking.

                Section 2.02.   Execution and Authentication.

                One or two Officers shall sign the Notes for the Company by manual or facsimile signature.

                If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

                A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

                The Trustee shall, upon a written order of the Company signed by one or two Officers, authenticate Notes (i) on the Issue Date in the aggregate principal amount of $200,000,000 and (ii) after the Issue Date in an unlimited principal amount subject to Section 4.09 hereof. Subject to Section 4.09 hereof, there shall be no limit on the aggregate principal amount of Notes that may be outstanding at any time.

                The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

                Section 2.03.   Registrar and Paying Agent.

                The Company and the Guarantors shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. The Trustee will initially act as Paying Agent and Registrar for the Notes. The Company may change the Paying Agent or Registrar without prior notice to the Holders of the Notes, or the Company or any of its Subsidiaries may act as

Paying Agent or Registrar. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such.

                The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

                The Company initially appoints the Trustee to act as the Registrar and Paying Agent and acknowledges that the Trustee is acting as Note Custodian with respect to the Global Notes.

                Section 2.04.   Paying Agent to Hold Money in Trust.

                The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Additional Interest, if any, or interest on the Notes, and will notify the Trustee of any default by the Company or the Guarantors in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee, such money to be held by the Trustee upon the same trusts as those upon which such money was held by such Paying Agent. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Guarantor) shall have no further liability for the money. If the Company or a Guarantor acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

                Section 2.05.   Holder Lists.

                The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company and/or the Guarantors shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company and the Guarantors shall otherwise comply with TIA Section 312(a).

                Section 2.06. Transfer and Exchange.

                (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor

Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary, (ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; provided that in no event shall the Regulation S Temporary Global Note be exchanged by the Company for Definitive Notes prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act or (iii) an Event of Default has occurred and is continuing, and the Depositary so requests. Upon the occurrence of either of the preceding events in (i) or (ii) above, Definitive Notes (accompanied by a notation of the Note Guarantees duly endorsed by the Guarantors) shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.11 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to Section 2.07 or 2.11 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in
Section 2.06(b), (c) or (d) hereof.

                (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as all other applicable provisions of this Section 2.06:

                (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person. Beneficial interests in any Unrestricted Global Note may be transferred only to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this
        Section 2.06(b)(i).

               (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests (other than a transfer of a beneficial interest in a Global Note to a Person who takes delivery thereof in the form of a beneficial interest in the same Global Note), the transferor of such beneficial interest must deliver to the Registrar either (A) (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) if Definitive Notes are to be issued in accordance with
        Section 2.06(a) hereof (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (ii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (i) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act. With respect to transfers and exchanges of beneficial interests in a Global Note in connection with an Exchange Offer by the Company as contemplated by Section 2.06(d) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(f) hereof.

              (iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of clause (ii) above and the Registrar receives the following:

                        (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

                        (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

               (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global
        Note if the exchange or transfer complies with the requirements of clause (ii) above and:

                        (A) such exchange or transfer is effected pursuant to an Exchange Offer in accordance with a Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, is not (i) a broker-dealer, (ii) a Person participating in the distribution of the Exchange Notes,
                (iii) a Person who is an affiliate (as defined in Rule 144) of the Company or (iv) a Person who is otherwise not permitted to receive such beneficial interest under any applicable law, rule or regulation or any interpretation thereof by the Commission or its staff;

                        (B) any such transfer is effected pursuant to a Shelf Registration Statement in accordance with a Registration Rights Agreement;

                        (C) any such transfer is effected by a Restricted Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with a Registration Rights Agreement; or

                        (D)     the Registrar receives the following:

                                (i)     if the holder of such beneficial
                        interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof;

                               (ii)     if the holder of such beneficial
                        interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and

                              (iii) in each such case set forth in this subparagraph (D), an Opinion of Counsel reasonably acceptable to the Company and the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act.

                If any such transfer is effected pursuant to subparagraph (B) or
(D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of beneficial interests transferred pursuant to subparagraph
(B) or (D) above.

                Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

                (c) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(c), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Company and the Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, pursuant to the provisions of this Section 2.06(c).

                (i) Restricted Definitive Notes may be transferred to and registered in the name of Persons who take delivery thereof if the Registrar receives the following:

                        (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                        (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                        (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

                (ii) Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                        (A) such exchange or transfer is effected pursuant to an Exchange Offer in accordance with a Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, is not (i) a broker-dealer, (ii) a Person participating in the distribution of the Exchange Notes, (iii) a Person who is an affiliate (as defined in Rule 144) of the Company or (iv) a Person who is otherwise not permitted to receive such beneficial interest under any applicable law, rule or regulation or any interpretation thereof by the Commissions or its staff;

                        (B) any such transfer is effected pursuant to a Shelf Registration Statement in accordance with a Registration Rights Agreement;

                        (C) any such transfer is effected by a Restricted Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with a Registration Rights Agreement; or

                        (D)     the Registrar receives the following:

                                (1)     if the Holder of such Restricted
                        Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof;

                                (2)     if the Holder of such Restricted
                        Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and

                                (3)     in each such case set forth in this
                        subparagraph (D), an Opinion of Counsel reasonably acceptable to the Company and the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act, that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act, and such Restricted Definitive
                        Note is being exchanged or transferred in compliance with any applicable blue sky or securities laws of any State of the United States.

              (iii) A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request for such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof. Unrestricted Definitive Notes cannot be exchanged for or transferred to Persons who take delivery thereof in the form of a Restricted Definitive Note.

                (d) Exchange Offer. Upon the consummation of an Exchange Offer in accordance with a Registration Rights Agreement, the Company shall issue and, upon receipt of an authentication order in accordance with Section
2.02 hereof, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes (1) tendered for acceptance by persons that are not (x) broker-dealers, (y) Persons participating in the distribution of the Exchange Notes or (z) Persons who are affiliates (as defined in Rule 144) of the Company or otherwise ineligible to participate in an Exchange Offer, and (2) accepted for exchange in an Exchange Offer and (ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in an Exchange Offer. Concurrent with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and shall issue a replacement Restricted Global Note (the "Private Exchange Notes") in an amount equal to the remaining aggregate principal amount of the existing Restricted Global Note. The Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.

                (e) Legends. The legends set forth below shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

                (i)     Private Placement Legend.

                        (A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

                        THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND HAS NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS, AND THIS NOTE MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, ENCUMBERED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

                        THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT ("RULE 144A")) OR (B) IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION PURSUANT TO REGULATION S UNDER THE SECURITIES ACT AND (2) AGREES FOR THE BENEFIT OF THE ISSUER HEREOF THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, ASSIGNED, PLEDGED, ENCUMBERED OR OTHERWISE TRANSFERRED ONLY (I) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTUTIONAL BUYER" (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A,
                        (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER

                        THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (X) PURSUANT TO CLAUSE (II) OR (III) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (Y) IN THE CASE OF ANY OF THE FOREGOING CLAUSES (I) THROUGH (IV), TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE COMPANY AND THE TRUSTEE. THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE.

                        (B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(iv),
                (c)(ii), (c)(iii) or (d) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

               (ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

                "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION
                2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

              (iii) Regulation S Temporary Global Note Legend. The Regulation S Temporary Global Note shall bear a legend in substantially the following form:

                "THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON."

                (f) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global
Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or by the Depositary at the direction of the Trustee, to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note, by the Trustee or by the Depositary at the direction of the Trustee, to reflect such increase.

                (g)     General Provisions Relating to Transfers and Exchanges.

                (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company's order or at the Registrar's request.

               (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

              (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

               (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company and the Guarantors, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

                (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of business 15 days before the day of mailing of notice of redemption (or purchase) and ending at the close of business on the day of such mailing, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

               (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent, the Company and any Guarantor may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary, provided that the Trustee, any Agent, the Company and any Guarantor may, in the discretion of any of them, treat as the instrument or writing of a Holder any instrument or writing of any Person that is identified by the Depositary as the owner of a beneficial interest in any Global Note.

              (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

             (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a transfer or exchange may be submitted by facsimile unless otherwise required by the Company, the Trustee or the Registrar.

               (ix) Each Holder of a Note by its acceptance thereof agrees to indemnify the Company, the Registrar and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Note in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

                (x) In connection with any transfer of any interest in any Note, the Trustee, the Registrar and the Company shall be entitled to receive, shall have no obligation or duty to inquire into, may conclusively presume the correctness of, and shall be fully protected in relying upon the certificates, opinions and other information referred to herein (or in the forms provided herein, attached hereto or to the Notes, or otherwise) received from any Holder and any transferee of any interest in any Note regarding the validity, legality and due authorization of such transfer, the eligibility of the transferee to receive such interest in such Note and any other facts and circumstances relating to such transfer.

               (xi) By its acceptance of any Notes bearing the Private Placement Legend, each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in this

        Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

              (xii) The Registrar shall retain copies of all letters, notices and other written communications received pursuant to this
        Section 2.06 (including all Notes received for transfer pursuant to this Section 2.06). The Company shall have the right to require the Registrar to deliver to the Company, at the Company's expense, copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

                Section 2.07.   Replacement Notes.

                If any mutilated Note is surrendered to the Trustee, or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon the written order of the Company signed by one or two Officers of the Company, shall authenticate a replacement Note if the Trustee's requirements are met. In all such cases, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Guarantors, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

                Every replacement Note is an additional obligation of the Company and the Guarantors and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

                Section 2.08.   Outstanding Notes.

                The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

                If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

                If the principal amount of any Note is considered paid under
Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

                If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

                Section 2.09.   Treasury Notes.

                In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, by any Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.

                Section 2.10.   Temporary Notes.

                Until Definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon a written order of the Company signed by one or two Officers of the Company. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

                Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

                Section 2.11.   Cancellation.

                The Company at any time may deliver Notes to the Trustee for cancellation, including any Notes the Company may have acquired in any manner whatsoever. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall return such canceled Notes to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

                Section 2.12. Defaulted Interest.

                If either the Company or any Guarantor defaults in a payment of interest on the Notes, it or the Guarantors (to the extent of their obligations under the Note Guarantees) shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, in any lawful manner, at the rate provided in the Notes. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

                Section 2.13.   CUSIP Numbers.

                The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.

                                    ARTICLE 3

                                   REDEMPTION

                Section 3.01.   Notices to Trustee.

                If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

                Section 3.02.   Selection of Notes to Be Redeemed.

                If less than all of the Notes are to be redeemed at any time pursuant to the redemption provisions of Section 3.07 hereof, the Trustee shall select the Notes or the portion thereof to be redeemed pro rata, by lot or by any other method the Trustee shall deem fair and reasonable.

                If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

                Section 3.03. Notice of Redemption.

                At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address. In connection with a redemption pursuant to Section 3.07 hereof, such notice may, at the Company's discretion, be subject to the satisfaction of one or more conditions precedent, including but not limited to the completion of any related Equity Offering.

                The notice shall identify the Notes to be redeemed (including CUSIP numbers, if any) and shall state:

                (a)     the redemption date;

                (b)     the redemption price;

                (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

                (d)     the name and address of the Paying Agent;

                (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

                (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

                (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

                In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice of redemption shall describe each such condition, and if applicable, shall state that, in the Company's discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the stated redemption date, or by the redemption date as so delayed.

                At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 35 days prior to the redemption date or such shorter period as may be consented to by the Trustee, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

                The notice of redemption if mailed in the manner herein provided shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

                Section 3.04.   Effect of Notice of Redemption.

                Unless otherwise stated in such notice, once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may, in the Company's discretion, be conditional.

                Section 3.05.   Deposit of Redemption Price.

                On or prior to 11:00 a.m. New York time on the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

                If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes.

                Section 3.06.   Notes Redeemed in Part.

                Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note (accompanied by a notation of the Note Guarantees duly endorsed by the Guarantors) equal in principal amount to the unredeemed portion of the Note surrendered.

                Section 3.07.   Optional Redemption.

                (a) Except as set forth in clause (b) of this Section 3.07, the Notes shall be subject to redemption at any time on or after February 1, 2007, at the option of the Company, in whole or in part, on not less than 30 nor more than 60 days' prior notice in amounts of $1,000 or an integral multiple thereof at the following redemption prices (expressed as percentages of the principal amount), if redeemed during the 12-month period beginning February 1, of the years indicated below:

                 Year                                         Percentage
                 ----                                         ----------
                 2007.......................                   105.250%
                 2008.......................                   102.625%
                 2009 and thereafter........                   100.000%

and thereafter at 100% of the principal amount, in each case together with accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on relevant record dates to receive interest due on relevant interest payment dates). Any such redemption and notice may, in the Company's discretion, be subject to the satisfaction of one or more conditions precedent.

                (b)     Notwithstanding the provisions of clause (a) of this
Section 3.07, at any time and from time to time prior to February 1, 2006, the Company at its option may redeem Notes in an aggregate principal amount equal to up to 35% of the original aggregate principal amount of the Notes (including the principal amount of any Additional Notes), with funds in an aggregate amount (the "Redemption Amount") not exceeding the aggregate proceeds of one or more Equity Offerings at a redemption price (expressed as a percentage of principal amount thereof) of 110.5% plus accrued interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that an aggregate principal amount of Notes equal to at least 65% of the original aggregate principal amount of the Notes (including the principal amount of any Additional Notes) must remain outstanding after each such redemption.

                Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days prior to the redemption date to each Holder of Notes to be redeemed at its registered address. Any such notice may be given prior to the completion of the related Equity Offering, and any such redemption or notice may, at the Company's discretion, be subject to the satisfaction of one or more conditions precedent, including but not limited to the completion of the related Equity Offering.

                Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

                                    ARTICLE 4

                                    COVENANTS

                Section 4.01.   Payment of Notes.

                The Company shall pay or cause to be paid the principal of, and premium, if any, Additional Interest and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, Additional Interest and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or any Guarantor thereof, holds as of noon Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company shall pay all Additional Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

                Section 4.02.   Maintenance of Office or Agency.

                The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company or the Guarantors in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

                The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in location of any such other office or agency.

                The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section
2.03 hereof.

                Section 4.03.   Compliance Certificate.

                (a) The Company shall deliver to the Trustee, within 120 days after the end of the fiscal year, an Officers' Certificate stating that a review of the activities of the Company has been made under the supervision of the signing officers with a view to determining whether it has kept, observed, performed and fulfilled its obligations under this Indenture and further stating that to the best knowledge of the signer thereof the Company is or is not in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof which such signer may have knowledge. To the extent required by the TIA, each Guarantor shall comply with TIA Section 314(a)(4). The individual signing any certificate given by any Person pursuant to this Section 4.03(a) shall be the principal executive, financial or accounting officer of such Person, in accordance with TIA Section 314(a)(4).

                (b) Each of the Company and the Guarantors shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer of the Company or any Guarantor becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and describing its status with particularity.

                Section 4.04.   Money for Security Payments to be Held in Trust.

                If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of, or premium, if any, Additional Interest or interest on any of the Notes, segregate and hold in trust for the benefit of the Holders entitled thereto a sum sufficient to pay the principal, or premium, if any, Additional Interest or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act; provided that (a) with respect to any such sums, such trust shall arise and be enforceable only on and after the date on which payment is due with regard to such sums, and only to the extent payment is then due, and only as to funds actually segregated and appropriated to such payments; and (b) nothing in this
Section 4.04 shall prevent the payment of sums that have been deposited in trust with the Trustee in accordance with Article Eight.

                If the Company is not acting as Paying Agent, the Company will, on or before each due date of the principal of, or premium, if any, Additional Interest or interest on, any Notes, deposit with a Paying Agent a sum in same day funds sufficient to pay the principal, premium, if any, Additional Interest or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure so to act.

                If the Company is not acting as Paying Agent, the Company will cause each paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 4.04, that such Paying Agent will:

                (a) hold all sums held by it for the payment of the principal of, or premium, if any, Additional Interest or interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

                (b) give the Trustee notice of any Default by the Company or Holding (or any other obligor upon the Notes) in the making of any payment of principal, premium, if any, Additional Interest or interest;

                (c) at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

                (d) acknowledge, accept and agree to comply in all aspects with the provisions of this Indenture relating to the duties, rights and disabilities of such Paying Agent.

                The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

                Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, Additional Interest or interest on any Note and remaining unclaimed for two years after such principal and premium, if any, Additional Interest or interest has become due and payable shall promptly be paid, together with interest, to the Company (unless the Company otherwise requests pursuant to a Company Request), or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

                Section 4.05.   Stay, Extension and Usury Laws.

                Each of the Company and the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and each of the Company and the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

                Section 4.06.   Change of Control.

                (a) If a Change of Control shall occur at any time, then each Holder of Notes shall have the right to require that the Company purchase such Holder's Notes, in whole or in part, in integral multiples of $1,000, at a purchase price (the "Change of Control Purchase Price") in cash in an amount equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Purchase Date"), pursuant to the offer described in paragraph (b) below (the "Change of Control Offer") and the other procedures set forth in this Indenture; provided, however, that the Company shall not be obligated to repurchase Notes pursuant to this Section in the event that it has exercised its right to redeem all of the Notes pursuant to Section 3.07 hereof.

                (b) Within 15 days following any Change of Control, the Company shall notify the Trustee thereof and give written notice of such Change of Control to each Holder of Notes, by first-class mail, postage prepaid, at his address appearing in the security register, stating, among other things,

                (i) that a Change of Control has occurred, the date of such event, and that such Holder has the right to require the Company to repurchase, subject to proration, such Holder's Notes;

               (ii)     Change of Control Purchase Price;

              (iii) that the Change of Control Offer is being made pursuant to this Section 4.06(b) and that all Notes properly tendered pursuant to the Change of Control Offer will be accepted for payment at the Change of Control Purchase Price;

               (iv) that the purchase date shall be a Business Day no earlier than 45 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act or any applicable securities laws or regulations;

                (v) that any Note not tendered will continue to accrue interest;

               (vi) that, unless the Company defaults in the payment of the purchase price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date;

              (vii) the names and addresses of the Paying Agent and the offices or agencies;

             (viii) that Notes must be surrendered on or prior to the Change of Control Purchase Date to the Paying Agent at the office of the Paying Agent or to an office or agency to collect payment; and

               (ix)     the procedures for withdrawing a tender of Notes.

                (c) The Company will be required to comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulation in connection with a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section by virtue thereof.

                Section 4.07.   Limitation on Sale of Assets.

                (a) The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, consummate an Asset Sale unless:

                (i) at least 75% of the proceeds from such Asset Sale are received in cash and Cash Equivalents, and

               (ii) the Company or such Subsidiary receives consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Sale at least equal to the fair market value of the shares or assets sold (as determined by the Board of Directors, whose determination shall be conclusive, and, in the case of an Asset Sale in excess of $1,000,000, evidenced in a board resolution).

                (b) If all or a portion of the Net Cash Proceeds of any Asset Sale is not required to be applied to repay permanently any secured Indebtedness then outstanding as required by the terms thereof, or the Company determines not to apply such Net Cash Proceeds to the permanent prepayment of any secured Indebtedness or if no secured Indebtedness is then outstanding, then the Company or a Subsidiary may invest an amount equal to such Net Cash Proceeds in properties and assets that replace the properties and assets that were the subject of the Asset Sale or in properties and assets that will be used in the businesses of the Company or its Subsidiaries existing on the date of this Indenture or in businesses reasonably related thereto within 365 days after the date of such Asset Sale, or, if such investment in properties or assets is a project that is authorized by the Board of Directors that shall take longer than 365 days to complete, within the period of time necessary to complete such project. An amount equal to the amount of such Net Cash Proceeds neither used to permanently repay or prepay secured Indebtedness nor used or invested as set forth in this paragraph (b) constitutes "Excess Proceeds."

                (c) When the aggregate amount of Excess Proceeds equals $10,000,000 or more, the Company shall apply the Excess Proceeds to the repayment of the Notes and any Pari Passu Indebtedness required to be repurchased under the instrument governing such Pari Passu Indebtedness as follows: (i) the Company shall make an offer to purchase (an "Offer") from all Holders of the Notes in accordance with the procedures set forth in paragraph
(e) of this Section 4.07 in the maximum principal amount (expressed as a multiple of $1,000) of Notes that may be purchased out of an amount (the "Note Amount") equal to the product of such Excess Proceeds multiplied by a fraction, the numerator of which is the outstanding principal amount of the Notes, and the denominator of which is the sum of the outstanding principal amount of the Notes and such Pari Passu Indebtedness (subject to proration in the event such Note Amount is less than the aggregate Offered Price of all Notes tendered), and (ii) to the extent required by such Pari Passu Indebtedness to permanently reduce the principal amount of such Pari Passu Indebtedness, the Company may make an offer to purchase or otherwise repurchase or redeem Pari Passu Indebtedness (a "Pari Passu Offer") in an amount (the "Pari Passu Debt Amount") equal to the excess of the Excess Proceeds over the Note Amount. The Offer price for the Notes shall be payable in cash in an amount equal to 100% of the principal amount of the Notes plus accrued and unpaid interest, if any (the "Offered Price"), to the date (the "Offer Date") such Offer is consummated, in accordance with the procedures set forth in paragraph (e) of this Section 4.07. To the extent that the aggregate Offered Price of the Notes tendered pursuant to the Offer is less than the Note Amount relating thereto or the aggregate amount of Pari Passu Indebtedness that is purchased is less than the Pari Passu Debt Amount (the amount of such shortfall, if any, in either case constituting a "Deficiency"), the Company may use such Deficiency in any manner. Upon completion of the purchase of all the Notes tendered pursuant to an

Offer (if any) and repurchase of the Pari Passu Indebtedness pursuant to a Pari Passu Offer (if any), the amount of Excess Proceeds, if any, shall be reset at zero.

                (d) For purposes of clause (i) of paragraph (a) above, the following are deemed to be cash: (1) the assumption of Indebtedness of the Company (other than Redeemable Stock of the Company) or any Subsidiary and the release of the Company or such Subsidiary from all liability on payment of the principal amount of such Indebtedness in connection with such Asset Sale, (2) Indebtedness of any Subsidiary that is no longer a Subsidiary as a result of such Asset Sale, to the extent that the Company and each other Subsidiary are released from any guarantee of payment of the principal amount of such Indebtedness in connection with such Asset Sale, (3) securities received by the Company or any Subsidiary from the transferee that are converted by the Company or such Subsidiary into cash and (4) consideration consisting of Indebtedness of the Company or any Subsidiary.

                (e) If the Company becomes obligated to make an Offer pursuant to paragraph (c) of this Section 4.07, the Notes tendered shall be purchased by the Company, at the option of the Holders, in whole or in part, in integral multiples of $1,000, on a date that is not earlier than 45 days and not later than 60 days from the date the notice is given to Holders, or such later date as may be necessary for the Company to comply with the requirements under the Exchange Act or any other applicable securities laws or regulations, subject to proration in the event the Note Amount is less than the aggregate Offered Price of all Notes tendered. The Company shall follow the procedures specified below.

                The Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). Promptly after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to this
Section 4.07 (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

                If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Offer.

                Upon the commencement of an Offer, the Company shall send, by first class mail, a notice to each of the Holders, with a copy to the Trustee. The notice shall contain the instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer. The Offer shall be made to all Holders. The notice, which shall govern the terms of the Offer, shall state:

                (i)     that the Offer is being made pursuant to this
        Section 4.07 and the length of time the Offer shall remain open;

               (ii)     the Offer Amount, the Offered Price and the Purchase
        Date;

              (iii) that any Note not tendered or accepted for payment shall continue to accrete or accrue interest;

               (iv) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Offer shall cease to accrete or accrue interest after the Purchase Date;

                (v) that Holders electing to have a Note purchased pursuant to an Offer may only elect to have all of such Note purchased and may not elect to have only a portion of such Note purchased;

               (vi) that Holders electing to have a Note purchased pursuant to any Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the Address specified in the notice at least three days before the Purchase Date;

              (vii) that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

             (viii) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

               (ix) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

                On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Offer, or if less than the Offer Amount has been tendered, all Notes tendered, deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this
Section 4.07, and shall deposit with the Paying Agent money sufficient to pay the Offered Price for all Notes to be purchased. The Paying Agent shall promptly mail or deliver to each tendering Holder an amount equal to the Offered Price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Offer on the Purchase Date.

                The Company will be required to comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with an Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section by virtue thereof.

                Section 4.08.   Limitation on Restricted Payments.

                (a)     The Company shall not, and shall not permit any

Subsidiary to, directly or indirectly:

                (i) declare or pay any dividend on, or make any distribution to holders of, the Company's Capital Stock (other than dividends or distributions payable in the Qualified Capital Stock of the Company or Holding or in options, warrants or other rights to acquire such Qualified Capital Stock);

               (ii) purchase, redeem or otherwise acquire or retire for value, directly or indirectly, the Company's Capital Stock or options, warrants or other rights to acquire such Capital Stock;

              (iii) make any voluntary principal payment on, or voluntarily repurchase, redeem, defease, retire or otherwise acquire for value, prior to any scheduled principal payment, any scheduled sinking fund payment or maturity, any Subordinated Indebtedness (other than in anticipation of satisfying a principal payment, sinking fund payment or maturity, in each case due within one year of such voluntary payment, repurchase, redemption, defeasance, retirement or acquisition);

               (iv) declare or pay any dividend or distribution on any Capital Stock of any Subsidiary to any Person (other than any payable solely in Qualified Capital Stock of such Subsidiary and other than (x) with respect to any such Capital Stock held by the Company or any of its Subsidiaries or (y) with respect to Capital Stock held by any other Person made on no more than a pro rata basis (measured by value) consistent with the ownership interests in such Capital Stock, to the owners of such Capital Stock); or

                (v) make any Investment in any Person (other than any Permitted Investments);

(any of the foregoing payments described in clauses (i) through (v), collectively, "Restricted Payments"), unless after giving effect to the proposed Restricted Payment (the amount of any such

Restricted Payment, if other than cash, being the Fair Market Value thereof as determined by the Board of Directors, whose determination shall be conclusive and evidenced by a board resolution),

                (A) no Default or Event of Default shall have occurred and be continuing;

                (B) immediately after giving effect to such transaction on a pro forma basis, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section
        4.09 hereof; and

                (C) the aggregate amount of all such Restricted Payments declared or made after the date of this Indenture (and not repaid or rescinded) does not exceed the sum of:

                        (i) 50% of the aggregate cumulative Consolidated Net Income of the Company accrued on a cumulative basis during the period beginning on October 1, 2002 and ending on the last day of the Company's last fiscal quarter ending prior to the date of the Restricted Payment for which consolidated financial statements of the Company are available (or, if such aggregate cumulative Consolidated Net Income shall be a loss, minus 100% of such loss);

                       (ii) the aggregate Net Cash Proceeds (other than Excluded Contributions) received after the date of this Indenture by the Company as capital contributions to the Company;

                      (iii) the aggregate Net Cash Proceeds (other than Excluded Contributions) received after the date of this Indenture by the Company from the issuance or sale (other than to any of its Subsidiaries) of shares of its Qualified Capital Stock or any options, warrants or rights to acquire shares of such Qualified Capital Stock of the Company (except, in each case, to the extent such proceeds are used to purchase, redeem or otherwise retire Capital Stock or Subordinated Indebtedness as set forth in clause (ii) or (iii) of paragraph (b) below);

                       (iv) the aggregate Net Cash Proceeds received after the date of this Indenture by the Company (other than from any of its Subsidiaries) upon the exercise of any options, warrants or rights to acquire shares of Qualified Capital Stock of the Company;

                        (v) the aggregate Net Cash Proceeds received after the date of this Indenture by the Company from Indebtedness or Redeemable Capital Stock that has been converted into or exchanged for Qualified Capital Stock of the Company or Holding to the extent of the amount of cash or Cash Equivalents received from the sale of such Indebtedness or Redeemable Capital Stock, including payments in respect of deferred payment obligations when received in the form of, or stock or assets when disposed for, cash or Cash Equivalents, plus the aggregate Net Cash

                Proceeds received by the Company at the time of such conversion or exchange from the holder of such Indebtedness or Redeemable Capital Stock;

                       (vi) an amount equal to the net reduction in Investments in Unrestricted Subsidiaries resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Subsidiary from Unrestricted Subsidiaries, from termination or reduction of guarantees by the Company or any Subsidiary or from redesignations of Unrestricted Subsidiaries (valued in each case as provided in the definition of "Investments"), or resulting from the receipt of proceeds from the sale or other disposition of an Unrestricted Subsidiary, not to exceed in the case of any Unrestricted Subsidiary the amount of Investments previously made by the Company or any Subsidiary in such Unrestricted Subsidiary which were treated as a Restricted Payment; and

                       (vii) in the case of any disposition or repayment of any Investment constituting a Restricted Payment (without duplication of any amount deducted in calculating the amount of Investments at any time outstanding included in the amount of Restricted Payments), an amount in the aggregate equal to the lesser of the return of capital, repayment or other proceeds with respect to all such Investments and the initial amount of all such Investments;

provided that for the purpose of clause (C)(i) of this paragraph, there shall be excluded from Consolidated Net Income (without duplication) any amount that would otherwise be included therein that is applied by the Company (at its option) to increase the amount of Restricted Payments permitted under this paragraph pursuant to clause (C)(vi) or (vii) hereof.

In calculating the amount of Restricted Payments for purposes of clause (C) hereof at any time, (x) the amount of any Investment included in such calculation shall be the amount thereof outstanding at that time, (y) the amount of any Restricted Payment previously made pursuant to clause (i), (vi) or (viii) of paragraph (b) below shall be included in such calculation and (z) the amount of any Restricted Payment made pursuant to any other provision of paragraph (b) below shall be excluded from such calculation.

                (b) Notwithstanding the foregoing, and, in the case of clauses (ii), (iii), (iv), (vi) and (viii) below, so long as there is no Default or Event of Default continuing, the foregoing provisions shall not prohibit the following actions (the actions taken in all the clauses set forth below being referred to as "Permitted Payments"):

                (i) the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at such date of declaration such payment would be permitted by the provisions of paragraph (a) of this Section and such payment shall be deemed to have been paid on such date of declaration for purposes of the calculation required by paragraph (a) of this Section 4.08;

               (ii) the repurchase, redemption or other acquisition or retirement of any shares of any class of Capital Stock of the Company in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares or scrip), or out of the proceeds of a capital contribution to the Company, or a substantially concurrent issuance and sale for cash (other than to a Subsidiary) of, other shares of Qualified Capital Stock of the Company; provided that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock are excluded from clause (C)(iii), (iv) and (v) of paragraph (a) of this Section 4.08 to the extent so applied to such repurchase, redemption or other acquisition or retirement;

              (iii) the repurchase, redemption, defeasance, retirement or acquisition for value or payment of principal of any Subordinated Indebtedness out of the proceeds of a capital contribution to the Company, or in exchange for, or in an amount not in excess of the net proceeds of, a substantially concurrent issuance and sale (other than to a Subsidiary) of shares of any class of Qualified Capital Stock of the Company; provided that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock are excluded from clause (C)(iii),
        (iv) and (v) of paragraph (a) of this Section 4.08 to the extent so applied to such repurchase, redemption or other acquisition or retirement;

               (iv) the repurchase, redemption, defeasance, retirement, refinancing, acquisition for value or payment of principal of any Subordinated Indebtedness (other than Redeemable Capital Stock) (for purposes of this clause (iv), a "refinancing") through the issuance of new Subordinated Indebtedness; provided that any such new Indebtedness
        (x) shall be in a principal amount that does not exceed the principal amount so refinanced (or, if such Subordinated Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration or acceleration thereof, then such lesser amount calculated as of the date of determination), plus the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Company incurred in connection with such refinancing; (y) has a Stated Maturity for its final scheduled principal payment not earlier than the Stated Maturity of the Indebtedness so refinanced (or, if shorter, the Notes); and (z) is expressly subordinated in right of payment to the Notes at least to the same extent as the Subordinated Indebtedness to be refinanced;

                (v) (x) loans, advances, dividends or distributions by the Company to Holding not to exceed an amount necessary to permit Holding to pay (I) its costs (including all professional fees and expenses) incurred to comply with its reporting obligations under federal or state laws or under this Indenture, including pursuant to Section 4.16 hereof or in connection with any Credit Facility or any other agreement or instrument relating to Indebtedness of the Company or any Subsidiary, or otherwise incurred in connection with compliance with applicable laws or applicable rules of any governmental, regulatory or self-regulatory body or stock exchange, including in respect of reports filed with respect to the Securities Act, the Exchange Act or the respective rules and regulations promulgated thereunder, (II) its expenses incurred in connection with any public offering of equity securities or of Indebtedness which has been terminated by the Board of Directors of Holding, in each case, the net proceeds of which were specifically intended to be contributed or loaned to the Company, and
        (III) its other operational expenses incurred in the ordinary course of business, and (y) loans, advances, dividends or distributions by the Company to Holding not to exceed an amount necessary to permit Holding to pay its interim expenses incurred in connection with any public offering of equity securities or of Indebtedness, the proceeds of which are specifically intended to be contributed or loaned to the Company, which, unless such offering shall have been terminated by the Board of Directors of Holding, shall be repaid to the Company promptly out of the proceeds of such offering;

               (vi) loans, advances, dividends or distributions by the Company to Holding in order for Holding to repurchase or otherwise acquire shares of Holding Common Stock or options, warrants or rights to acquire in respect thereof, or the repurchase or other acquisition by the Company or any Subsidiary of shares of Holding Common Stock or options, warrants or rights to acquire in respect thereof, from Management Investors, but in any event in an amount not in excess of the sum of $3,000,000 in any fiscal year, plus (y) any portion of the $3,000,000 available under the preceding clause (x) in the prior fiscal year that was not utilized, plus (z) the Net Cash Proceeds received during such fiscal year by the Company from Holding as an equity contribution out of the proceeds of the sale of Management Stock to any Management Investors;

              (vii) payments by the Company to Holding to pay (x) any taxes, charges or assessments (other than federal income taxes and withholding imposed on payments made by Holding) required to be paid by Holding by virtue of its being incorporated or having capital stock outstanding (but not by virtue of owning stock of any corporation other than the Company), or being a holding company parent of the Company or receiving dividends from or other distributions in respect of the stock of the Company, or having guaranteed any obligations of the Company or any Subsidiary, or having made any payment in respect to any of the items for which the Company is permitted to make payments to Holding pursuant to this Section or (y) any other taxes for which Holding is liable up to an amount not to exceed the amount of any such taxes which the Company would have been required to pay on a separate company basis or on a Consolidated basis if the Company had filed a consolidated return on behalf of an affiliated group (as defined in Section 1504 of the Code or an analogous provision of state, local or foreign law) of which it were the common parent, or with respect to state and local taxes, on a combined basis if the Company had filed a combined return on behalf of an affiliated group of which it were a member;

             (viii) loans, advances, dividends or distributions by the Company to Holding to pay dividends on the Holding Common Stock following an initial public offering of the Holding Common Stock in an amount not to exceed 6% per annum of the aggregate net proceeds received by Holding in such public offering or any additional public offerings (or if the Company and Holding have merged, payment of such dividends by the Company);

               (ix) (x) guarantees in respect of up to $5,000,000 of Indebtedness incurred by the Management Investors to purchase Holding Common Stock and (y) payments in discharge thereof;

                (x) guarantees in respect of Indebtedness incurred by officers or employees of the Company or any Subsidiary in the ordinary course of business and payments in discharge thereof;

               (xi) payments by the Company to Holding not to exceed an amount necessary to permit Holding to (x) make payments in respect of its indemnification obligations owing to directors, officers or other Persons under Holding's charter or by-laws or pursuant to written agreements with any such Person, or obligations in respect of director and officer insurance (including premiums therefor), (y) satisfy its obligations, or by the Company to satisfy its obligations, under the Equity Registration Rights Agreement, the Consulting Agreements and the Indemnification Agreements or (z) make payments in respect of indemnification obligations of Holding in connection with any offering of Holding Common Stock;

              (xii) the repurchase, redemption, defeasance, retirement, refinancing, acquisition for value or payment of principal of any Subordinated Indebtedness (x) in the event of a Change of Control (or any similar event); provided that prior to such repurchase the Company has made the Change of Control Offer pursuant to Section 4.06 hereof and has repurchased all Notes validly tendered for payment in connection with such Change of Control Offer, (y) from amounts equal to Net Cash Proceeds in the event of an Asset Sale; provided that prior to such repurchase the Company has made an Offer pursuant to Section 4.07 hereof and has repurchased all Notes validly tendered for payment in connection with such Asset Sale or (z) constituting Acquired Indebtedness;

             (xiii) Restricted Payments (including loans or advances) in an aggregate amount outstanding at any time not to exceed $5,000,000 (net of repayments of any such loans or advances); and

              (xiv) any Restricted Payments in connection with the Transaction; provided that the payment of a dividend or distribution by the Company of up to $100,000,000 as part of the Transaction may not be made to Holding at any time prior to the date on which the Company obtains a Credit Facility from one or more lenders (other than lenders that at such time are Affiliates of the Company) providing one or more commitments for borrowings by the Company of not less than $100,000,000.

                Section 4.09.   Limitation on Indebtedness.

                (a) The Company shall not, and shall not permit any of its Subsidiaries to, create, issue, assume, enter into any guarantee of, or otherwise in any manner become directly or indirectly liable for the payment of or otherwise incur (collectively, "incur") any Indebtedness (including any Acquired Indebtedness but excluding any Permitted Indebtedness); provided that the

Company or a Subsidiary Guarantor may incur Indebtedness (including any Acquired Indebtedness) and a Subsidiary that is not a Subsidiary Guarantor may incur Acquired Indebtedness, in each case if, at the date of such incurrence and after giving effect thereto, the Consolidated Coverage Ratio for the Company is at least equal to 2.25:1.0.

                Section 4.10.   Limitation on Liens.

                (a) The Company shall not, and shall not permit any Subsidiary to, create, incur, affirm or suffer to exist any Lien of any kind securing Indebtedness (or securing the payment of any assumption, guarantee or other incurrence of liability with respect thereto by any Subsidiary) upon any property or assets (including any intercompany notes) of the Company or any Subsidiary owned on the date of this Indenture or acquired after the date of this Indenture, or any income or profits therefrom, unless the Notes or the Note Guarantee of such Subsidiary, as the case may be, are secured equally and ratably with (or, in the case of Subordinated Indebtedness, prior or senior thereto) the obligation or liability secured by such Lien; provided that the foregoing shall not apply to any Permitted Lien.

                (b) Notwithstanding the foregoing, any Lien created for the benefit of the Holders of the Notes pursuant to the foregoing paragraph (a) shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Capital Stock held by the Company or any Subsidiary in, or all or substantially all the assets of, any Subsidiary creating such Lien, which is in compliance with this Indenture, or (ii) the release by the holders of the Indebtedness described in paragraph
(a) of their Lien (including any deemed release upon payment in full of all obligations under such Indebtedness), which release occurs at a time when (A) no other Indebtedness of the Company remains secured by the Company or such Subsidiary, as the case may be (other than as described in the proviso to paragraph (a) above), or (B) the holders of all such other Indebtedness which is secured by the Company or such Subsidiary (other than as described in the proviso to paragraph (a) above) also release their security interest in the Company or such Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness).

                Section 4.11. Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries.

                The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to (i) pay dividends or make any other distribution on its Capital Stock to the Company or any other Subsidiary, (ii) pay any Indebtedness owed to the Company or a Subsidiary, (iii) make any Investment in the Company or (iv) transfer any of its properties or assets to the Company or any Subsidiary, except for

                (i) any encumbrance or restriction pursuant to (x) any Credit Facility or (y) an agreement or instrument in effect on the date of this Indenture;

               (ii) any encumbrance or restriction (x) with respect to a Subsidiary that is not a Subsidiary of the Company on the date of this Indenture, in existence at the time such Person becomes a Subsidiary of the Company and not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or (y) with respect to any asset acquired, in existence at the time of such acquisition and not incurred in connection with or in contemplation of such acquisition;

              (iii) any encumbrance or restriction (A) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any lease, license or other contract, (B) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Subsidiary not otherwise prohibited by this Indenture, (C) contained in mortgages, pledges or other security agreements securing Indebtedness of a Subsidiary to the extent restricting the transfer of the property or assets subject thereto, (D) pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Subsidiary, (E) pursuant to Purchase Money Indebtedness that imposes encumbrances or restrictions on the property or assets so acquired, (F) on cash or other deposits or net worth imposed by customers under agreements entered into in the ordinary course of business, (G) pursuant to customary provisions contained in agreements and instruments entered into in the ordinary course of business (including but not limited to leases and joint venture and other similar agreements entered into in the ordinary course of business) or (H) that arises or is agreed to in the ordinary course of business and does not detract from the value of property or assets of the Company or any Subsidiary in any manner material to the Company or such Subsidiary;

               (iv) any encumbrance or restriction with respect to a Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all the Capital Stock or assets of such Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;

                (v) any encumbrance or restriction pursuant to any agreement or instrument relating to any sale of receivables by or any foreign Indebtedness incurred by any Non-U.S. Subsidiary;

               (vi) any encumbrance or restriction by reason of any applicable law, rule, regulation or order or required by any regulatory authority having jurisdiction over the Company or any Subsidiary or any of their businesses; and

              (vii) any encumbrance or restriction under any agreement or instrument that extends, renews, refinances or replaces any of the agreements or instruments containing any of the encumbrances or restrictions described in the foregoing clauses (i) and (ii); provided that the terms and conditions of any such encumbrances or restrictions are not materially less favorable to the Holders of the Notes than those under or pursuant to the agreement or instrument so extended, renewed, refinanced or replaced (as determined in good faith by the Company).

                Section 4.12.   Limitation on Transactions with Affiliates.

                The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of the Company (other than the Company or a Subsidiary) unless (a) such transaction or series of transactions is on terms that are no less favorable to the Company or such Subsidiary, as the case may be, than would be available in a comparable transaction in arm's-length dealings with an unrelated third party and (b) with respect to any transaction or series of related transactions involving aggregate payments in excess of $2,000,000, the Company delivers an Officers' Certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (a) above and such transaction or series of related transactions is or has been approved by a majority of the Disinterested Directors; provided, however, in the event no members of the Board of Directors are Disinterested Directors with respect to such transaction or series of transactions, the Company delivers to the Trustee a written opinion of a nationally recognized investment banking or accounting firm or independent appraiser stating that such transaction or transactions is fair to the Company from a financial point of view; provided, further, that this provision shall not apply to

                (a) any transaction with an employee, officer or member of the board of directors of Holding, the Company or any Subsidiary entered into in the ordinary course of business (including compensation or employee benefit arrangements with any employee, officer or member of the board of directors of Holding, the Company or any Subsidiary);

                (b) any transaction arising out of agreements in existence on the date of this Indenture;

                (c) any transaction permitted under Section 4.08 hereof (including but not limited to any Permitted Investment, Permitted Payment or other transaction excluded from the definition of "Restricted Payment" in Section 4.08 hereof);

                (d) payment to any of the Sponsors and their respective Affiliates of fees in an aggregate amount not to exceed $1,000,000 in any fiscal year plus all reasonable out-of-pocket expenses incurred by any of the Sponsors and their respective Affiliates in connection with its performance of management consulting, monitoring, financial advisory or other services with respect to Holding, the Company and its Subsidiaries;

                (e) the Consulting Agreements and the Indemnification Agreements (in each case as in effect, or entered into after, on the Issue Date or as subsequently amended, waived, supplemented or otherwise modified in accordance with the requirements of this paragraph (excluding this clause (e)) and any payments made pursuant thereto;

                (f) the Transaction and all transactions in connection therewith (including but not limited to the financing thereof);

                (g) loans and advances (or guarantees in respect thereof and payments thereunder) made to officers or employees of Holding, the Company or any Subsidiary, or guarantees made on their behalf (and payments thereunder), (x) in respect of travel, entertainment and moving-related expenses incurred in the ordinary course of business, or
        (y) in respect of moving-related expenses incurred in connection with any closing or consolidation of any facility; and

                (h) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture, which are fair to the Company or the relevant Subsidiary in the reasonable determination of the Board of Directors or the senior management thereof, or are on terms no less favorable than would be available in a comparable transaction in arm's-length dealings with an unrelated third party.

For purposes of this Section 4.12, any transaction or series of related transactions with any Affiliate shall be deemed to have satisfied the standards set forth in clause (a) of this Section if such transaction or series of related transactions is approved by a majority of the Disinterested Directors.

                Section 4.13.   Limitation on Preferred Stock of Subsidiaries.

                The Company shall not permit (i) any Subsidiary to issue any Preferred Stock (other than to the Company or any Subsidiary) or (ii) any Person (other than the Company or a Subsidiary) to acquire any Preferred Stock of any Subsidiary from the Company or any Subsidiary except upon the sale of all the outstanding Capital Stock of such Subsidiary in accordance with the terms of this Indenture; provided that the foregoing provisions shall not apply to Permitted Subsidiary Preferred Stock.

                Section 4.14. Limitation on Issuances of Note Guarantees of Indebtedness.

                (a) The Company shall not permit any Subsidiary, directly or indirectly, to enter into any guarantee of, assume or in any other manner become liable with respect to any Indebtedness of the Company unless such Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a guarantee of the Notes on terms provided for in this Indenture or substantially similar to the guarantee of such Indebtedness, except that if such Indebtedness is by its express terms subordinated in right of payment to the Notes, any such assumption, guarantee or other liability of such Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Subsidiary's assumption, guarantee or other liability with respect to the Notes substantially to the same extent as such Indebtedness is subordinated to the Notes. Any such Note Guarantee shall be the senior obligation of the Guarantor and rank senior in right of payment to all existing and future Subordinated Indebtedness of such Guarantor.

                (b) Notwithstanding any other provision of this Indenture, any Note Guarantee by a Subsidiary of the Notes shall provide by its terms that such Note Guarantee shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer of all of the Capital Stock held by the Company or any Subsidiary in, or all or substantially all the assets of, such Subsidiary, or any other sale or disposition (by merger or otherwise) of such Subsidiary or any interest therein following which such Person is no longer a Subsidiary, which is in compliance with this Indenture, (ii) the release by the holders of the Indebtedness of the Company described in paragraph
(a) above of their guarantee by such Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness), which release occurs at a time when (A) no other Indebtedness of the Company remains guaranteed by such Subsidiary, as the case may be, or (B) the holders of all such other Indebtedness which is guaranteed by such Subsidiary also release their guarantee by such Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness), (iii) merger or consolidation of such Subsidiary with and into the Company or another Guarantor, (iv) defeasance of the Company's obligations, or satisfaction and discharge of this Indenture, or (v) subject to customary reinstatement provisions, payment in full of the aggregate principal amount of the Notes then outstanding and any interest then accrued thereon and unpaid. In addition, the Company shall have the right, upon 30 days' notice to the Trustee, to cause any Guarantor that does not guarantee payment by the Company of any other Indebtedness of the Company to be unconditionally released from all obligations under its Note Guarantee, and such Note Guarantee shall thereupon terminate and be discharged and of no further force or effect. Upon any such occurrence specified in this paragraph, the Trustee shall execute any documents reasonably required in order to evidence such release, discharge and termination in respect of such Note Guarantee.

                (c) Neither the Company nor any such Guarantor shall be required to make a notation on the Notes to reflect any such Note Guarantee or any such release, termination or discharge.

                (d) The obligations of each Guarantor under its Note Guarantee shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of such Guarantor, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law, or being void or unenforceable under any law relating to insolvency of debtors.

                Section 4.15.   Reserved.

                Section 4.16.   Reports.

                (a) Whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, the Company shall, to the extent permitted under the Exchange Act, file with the Commission the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) if the Company were so subject, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company were so subject.

                (b) The Company shall, in any event, within 15 days of each Required Filing Date (or, if later, 120 days after the date of this Indenture)
(i) transmit by mail to all Holders of Notes, as their names and addresses appear in the security register, without cost to such Holders of Notes, and (ii) file with the Trustee, copies of the annual reports, quarterly reports and other documents (without exhibits) which the Company has filed with the Commission or would have been required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act if the Company were subject to such Sections (or in lieu of any thereof, a registration statement filed with the Commission under the Securities Act, or any amendment thereto, that contains the information that would have been included therein). If any Guarantor's financial statements would be required to be included in the financial statements filed or delivered pursuant hereto if the Company were subject to Section 13(a) or 15(d) of the Exchange Act, the Company shall include such Guarantor's financial statements in any filing or delivery pursuant hereto. The Company will be deemed to have satisfied the requirements set forth above if (a) Holding prepares, files, mails and supplies reports and other documents prepared on a Consolidated basis of the types required above, in each case within the applicable time periods, and (b) the Company is not required to file such reports and other documents separately under the applicable rules and regulations of the Commission (after giving effect to any exemptive relief) because of the filings by Holding.

                Section 4.17.   Corporate Existence.

                Except as otherwise permitted by Article Four or Article Five hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence and related rights and material franchises (charter and statutory) of the Company; provided, however, that the Company shall not be required to preserve any such right or franchise if in the judgment of the Company the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries as a whole.

                                    ARTICLE 5

                                   SUCCESSORS

                Section 5.01.   Consolidation, Merger, Sale of Assets.

                (a) The Company shall not, in a single transaction or a series of related transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of affiliated Persons, or permit any of its Subsidiaries to enter into any such transaction or transactions, if such transaction or transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the

Company and its Subsidiaries on a consolidated basis to any other Person or group of affiliated Persons, unless:

                (i) at the time of and immediately after giving effect to such transaction, either (a) the Company shall be the continuing Person or (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of the Company and its Subsidiaries on a consolidated basis (the "Surviving Entity") shall be duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia, and such Person assumes by a supplemental indenture in a form reasonably satisfactory to the Trustee, all the obligations of the Company under the Notes and this Indenture, and this Indenture shall remain in full force and effect;

               (ii) immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred and be continuing;

              (iii) immediately after giving effect to such transaction on a pro forma basis (on the assumption that the transaction occurred on the first day of the four-fiscal quarter period ending prior to the consummation of such transaction for which consolidated financial statements of the Company are available with the appropriate adjustments with respect to the transaction being included in such pro forma calculation), the Company (or the Surviving Entity if the Company is not the continuing obligor under this Indenture) could incur $1.00 of additional Indebtedness pursuant to the Consolidated Coverage Ratio set forth in Section 4.09 hereof (other than Permitted Indebtedness);

               (iv) each Guarantor, if any, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its Note Guarantee shall apply to such Person's obligations under this Indenture and the Notes;

                (v) if any of the property or assets of the Company or any of its Subsidiaries would thereupon become subject to any Lien, the provisions of Section 4.10 hereof are complied with; and

               (vi) the Company or the Surviving Entity shall have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, lease or other transaction and the supplemental indenture in respect thereto comply with the provisions described herein and that all conditions precedent herein provided for relating to such transaction have been complied with.

                (b) Each Guarantor shall not, and the Company shall not permit a Guarantor to, in a single transaction or series of related transactions, merge or consolidate with or into any other Person (other than the Company or any other Guarantor), or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets on a consolidated basis to any Person (other than the Company or any other Guarantor), unless:

                (i) either (a) such Guarantor shall be the continuing Person or (b) the Person (if other than such Guarantor) formed by such consolidation or into which such Guarantor is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of such Guarantor shall be duly organized and validly existing under the laws of the United States, any state thereof or the District of Columbia and (unless such Person is the Company or any other Guarantor) shall expressly assume by a supplemental indenture, executed and delivered to the Trustee, in a form reasonably satisfactory to the Trustee, all the obligations of such Guarantor under its Note Guarantee and this Indenture;

               (ii) immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred and be continuing; and

              (iii) such Guarantor shall have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger, sale, assignment, conveyance, transfer, lease or disposition and such supplemental indenture comply with this Indenture, and thereafter all obligations of the predecessor shall terminate.

                (c) In the event of any transaction (other than a lease) described in and complying with the conditions listed in paragraphs (a) and (b) above in which the Company or any Guarantor is not the continuing Person, the successor Person formed or remaining shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor, as the case may be, and the Company or such Guarantor, as the case may be, shall be discharged from all obligations and covenants under this Indenture and the Notes (and in the case of such Guarantor, its Note Guarantee).

                (d) Notwithstanding the foregoing, any Note Guarantee shall be automatically and unconditionally released as provided for under Section 4.14 hereof and the foregoing paragraphs of this Section shall not be applicable in such event.

                (e) None of the foregoing provisions shall be deemed to prohibit or restrict any Subsidiary from merging or consolidating with or into, or selling or otherwise disposing of all or substantially all of its assets to, any other Subsidiary or the Company, or to be applicable in any such event.

                Section 5.02.   Successor Corporation Substituted.

                In the event of any transaction (other than a lease) described in and complying with the conditions listed in paragraphs (a) and (b) of Section
5.01 hereof in which the Company or any Guarantor is not the continuing Person, the successor Person formed or remaining shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" or the "Guarantor," as the case may be, shall refer instead to the successor corporation and not to the Company or the Guarantor, as the case may be), and may exercise every right and power of the Company or applicable Guarantor, as the case may be, under this Indenture with the same effect as if such successor Person had been named as the Company herein, and the Company or such Guarantor, as the case may be, shall be discharged from all obligations and covenants under this Indenture and the Notes (and in the case of such Guarantor, its Note Guarantee).

                                    ARTICLE 6

                              DEFAULTS AND REMEDIES

                Section 6.01.   Events of Default.

                An Event of Default shall occur under this Indenture if:

                (i) there shall be a default in the payment of any interest on any Note when it becomes due and payable, and such default shall continue for a period of 30 days;

               (ii) there shall be a default in the payment of the principal of (or premium, if any, on) any Note when and as the same shall become due as payable at maturity, upon acceleration, optional or mandatory redemption, required repurchase or otherwise;

              (iii)     (A)     there shall be a default in the performance, or
        a breach, of any covenant or agreement of the Company or any Guarantor under this Indenture (other than a default in the performance, or a breach, of a covenant or agreement which is specifically addressed in clause (i) or (ii) above or in clauses (B), (C) and (D) of this clause
        (iii)) and such default or breach shall continue for a period of 30 days after written notice has been given, by certified mail,

                        (x)     to the Company by the Trustee or

                        (y) to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes;

                        (B) there shall be a default in the performance or a breach of the provisions of Section 5.01 hereof;

                        (C) the Company shall have failed to make or consummate an Offer in accordance with the provisions of Section
                4.07 hereof; or

                        (D) the Company shall have failed to make or consummate a Change of Control Offer in accordance with the provisions of Section 4.06 hereof;

               (iv) one or more defaults shall have occurred under any agreements, indentures or instruments under which the Company or any Subsidiary then has outstanding Indebtedness in excess of $7,500,000 in the aggregate and, if not already matured at its final maturity in accordance with its terms, such Indebtedness shall have been accelerated;

                (v) any Note Guarantee issued by a Material Subsidiary shall for any reason cease to be, or be asserted in writing by such Subsidiary or the Company not to be, in full force and effect, enforceable in accordance with its terms, for a period of 10 days, except to the extent contemplated by this Indenture and any such Note Guarantee;

               (vi) one or more judgments, orders or decrees for the payment of money in excess of $7,500,000, either individually or in the aggregate (net of amounts paid within 20 days of any such judgment, order or decree under any insurance, indemnity, bond, surety or similar instrument), shall be entered against the Company or any Subsidiary or any of their respective properties and shall not be discharged and either

                        (A) any creditor shall have commenced an enforcement proceeding upon such judgment, order or decree or

                        (B) there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of an appeal or otherwise, shall not be in effect;

              (vii) there shall have been the entry by a court of competent jurisdiction of

                        (A) a decree or order for relief in respect of the Company, any Guarantor or any Material Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or

                        (B) a decree or order adjudging the Company, any Guarantor or any Material Subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company, any Guarantor or any Material Subsidiary under any applicable Federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company, any Guarantor or any Material Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 consecutive days; or

             (viii)     (A)     the Company, any Guarantor or any Material
        Subsidiary commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent,

                        (B) the Company, any Guarantor or any Material Subsidiary consents to the entry of a decree or order for relief in respect of such Person in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it,

                        (C) the Company, any Guarantor or any Material Subsidiary files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law,

                        (D) the Company, any Guarantor or any Material Subsidiary (x) consents to the filing of such petition or the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company, any Guarantor or such Material Subsidiary or of any substantial part of its property, (y) makes a general assignment for the benefit of creditors or (z) admits in writing its inability to pay its debts generally as they become due or

                        (E) the Company, any Guarantor or any Material Subsidiary takes any corporate action in furtherance of any such actions described above in this clause (viii).

                Section 6.02.   Acceleration.

                If any Event of Default (other than an Event of Default specified in clauses (vii) and (viii) of Section 6.01 hereof that occurs with respect to the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately at their principal amount together with accrued and unpaid interest, if any, to the date the Notes become due and payable and thereupon the Trustee may, at its discretion, proceed to protect and enforce the rights of the Holders of Notes by appropriate judicial proceedings. Upon any such declaration, the Notes shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clauses (vii) or (viii) of Section 6.01 hereof occurs with respect to the Company and is continuing, all outstanding Notes shall ipso facto become and be immediately due and payable, in an amount equal to the principal amount of the Notes, together with accrued and unpaid interest, if any, to the date the Notes become due and payable, without any declaration or other act on the part of the Trustee or any Holder. After a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of greater than 50% in aggregate principal amount of Notes outstanding, by written notice to the Company and the Trustee, may annul an acceleration and its consequences if (a) the Company has paid or deposited with the Trustee a sum sufficient to pay (i) all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (ii) all overdue interest and principal, if any, on all Notes and (iii) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Notes and (b) all Events of Default, other than the non-payment of principal of the Notes which have become due solely by such declaration of acceleration, have been cured or waived).

                Section 6.03.   Other Remedies.

                If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

                The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

                Section 6.04.   Waiver of Past Defaults.

                Holders of greater than 50% in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, or premium and Additional Interest, if any, or interest on, the Notes (including in connection with an offer to purchase), or in respect of a covenant or provision which under this Indenture cannot be modified or amended without the consent of the Holder of each Note outstanding and affected by such modification or amendment. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

                Section 6.05.   Control by Majority.

                Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. Subject to Section 7.01 hereof, however, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

                Section 6.06. Limitation on Suits.

                A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

                (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

                (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

                (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

                A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note or to enforce any right under this Indenture except in the manner herein provided and for the equal and ratable benefit of all Holders.

                Section 6.07.   Rights of Holders of Notes to Receive Payment.

                Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive any payment of principal, or premium and Additional Interest, if any, and interest on the Note, on or after the respective Stated Maturity date thereof expressed in the Note, or to bring suit for the enforcement of such payment on or after such date, shall not be impaired or affected without the consent of such Holder.

                Section 6.08.   Collection Suit by Trustee.

                If an Event of Default specified in Section 6.01(i) or (ii) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, or premium and Additional Interest, if any, and interest remaining unpaid on the Notes and interest on overdue principal, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

                Section 6.09.   Trustee May File Proofs of Claim.

                The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company or any of the Guarantors (or any other obligor upon the Notes), its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions. The Trustee shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a claim on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

                Section 6.10.   Priorities.

                If the Trustee collects any money pursuant to this Article, and, in the case of the distribution of such money on account of principal, or premium, if any, Additional Interest or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid, it shall pay out the money in the following order:

                First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all reasonable compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, or premium and Additional Interest, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, or premium and Additional Interest, if any and interest, respectively; and

                Third: to the Company or to such party as a court of competent jurisdiction shall direct.

                The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

                Section 6.11.   Undertaking for Costs.

                In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                Section 6.12.   Notice.

                The Company shall notify the Trustee within ten Business Days of the occurrence of any Default or Event of Default.

                                    ARTICLE 7

                                     TRUSTEE

                Section 7.01.   Duties of Trustee.

                (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                (b)     Except during the continuance of an Event of Default:

                (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

               (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

                (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                (i)     this paragraph does not limit the effect of paragraph
        (b) of this Section;

               (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

              (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

                (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section.

                (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

                (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                Section 7.02.   Rights of Trustee.

                Subject to Section 7:01:

                (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                (b) Before the Trustee acts or refrains from acting hereunder, it may require an Officers' Certificate or an Opinion of Counsel or both if the Trustee deems it desirable that a matter be proved or established. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

                (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company or any Guarantor shall be sufficient if signed by an Officer of the Company or any Guarantor.

                (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

                (g) The Trustee shall not be deemed to have notice of any Default or Event of Default unless (1) a Responsible Officer of the Trustee has actual knowledge thereof or (2) written notice of any event which is in fact such a default is received by a Responsible Officer at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

                Section 7.03.   Individual Rights of Trustee.

                The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, any Guarantors or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections
7.10 and 7.11 hereof.

                Section 7.04.   Trustee's Disclaimer.

                The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes or the Note Guarantees, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility on Form T-1 supplied to the Company and the Guarantors in connection with the registration of any Notes and any Note Guarantees issued hereunder are and will be true and accurate subject to the qualifications set forth therein.

                Section 7.05.   Notice of Defaults.

                If a Default or Event of Default occurs and is continuing and if it is actually known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the uncured Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

                Section 7.06.   Reports by Trustee to Holders of the Notes.

                Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

                A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the Commission and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

                Section 7.07.   Compensation and Indemnity.

                The Company and the Guarantors shall pay to the Trustee from time to time such compensation as shall be agreed upon in writing between the Company and the Trustee for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company and the Guarantors shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services, except any such disbursements, advances and expenses as may be attributable to the Trustee's negligence or bad faith. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

                The Company and the Guarantors shall indemnify each of the Trustee or any successor Trustee against any and all losses, damages, claims, liabilities or expenses (including taxes (other than taxes based on the income of the Trustee)) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, any Guarantor, or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company and the Guarantors of their obligations hereunder unless and to the extent that any of them has been materially prejudiced (through the forfeiture of substantive rights or defenses). The Company and the Guarantors shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company and the Guarantors shall pay the reasonable fees and expenses of such counsel. The Company and the Guarantors need not pay for any settlement made without their consent, which consent shall not be unreasonably withheld.

                The obligations of the Company and the Guarantors under this
Section 7.07 shall survive the satisfaction and discharge of this Indenture.

                To secure the Company's and the Guarantors' payment obligations in this Section, the Trustee shall have a claim prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such claim shall survive the satisfaction and discharge of this Indenture.

                When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(vii) or (viii) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

                The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

                Section 7.08.   Replacement of Trustee.

                A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

                The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

                (a)     the Trustee fails to comply with Section 7.10 hereof;

                (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                (c) a custodian or public officer takes charge of the Trustee or its property; or

                (d)     the Trustee becomes incapable of acting.

                If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, any Guarantor or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

                If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with
Section 7.10 hereof, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the claim provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's and the Guarantors' obligations under
Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

                Section 7.09.   Successor Trustee by Merger, etc.

                If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

                Section 7.10.   Eligibility; Disqualification.

                There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

                This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

                Section 7.11.   Preferential Collection of Claims Against
                                Company.

                The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                    ARTICLE 8

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

                Section 8.01. Option to Effect Legal Defeasance or Covenant Defeasance.

                The Company may, at its option, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

                Section 8.02.   Legal Defeasance and Discharge.

                Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their respective obligations with respect to all outstanding Notes and Note Guarantees, as applicable, on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section
8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, or premium and Additional Interest, if any, and interest on such Notes when such payments are due, (b) the Company's and the Guarantors' obligations with respect to such Notes under Article 2 and Section 4.02 hereof,
(c) the rights, powers, trusts, duties, indemnitees and immunities of the Trustee hereunder and (d) this Article 8. Subject to compliance with this
Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

                Section 8.03.  Covenant Defeasance.

                Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from their respective obligations under the covenants contained in Sections 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, clauses (ii), (iii), (v) and (vi) of Section
5.01(a) hereof and clauses (ii) and (iii) of Section 5.01(b) hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "Outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section
8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(iii) (other than as to clause (B) thereof), (iv) and (vi) 6.01(vii) hereof shall not constitute Events of Default.

                Section 8.04.   Conditions to Legal or Covenant Defeasance.

                The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Notes;

                In order to exercise either Legal Defeasance or Covenant
Defeasance:

                (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, U.S. Government Obligations, or a combination thereof, in such amounts as shall be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the principal of, and premium, if any, and Additional Interest, and interest on the outstanding Notes (except lost, stolen or destroyed Notes which have been replaced or repaid) until maturity or redemption, as the case may be;

                (b) in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that
        (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                (c) in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default with respect to this Indenture resulting from the incurrence of Indebtedness, all or a portion of which shall be used to defease the Notes pursuant to this Article 8 concurrently with such incurrence);

                (e) such Legal Defeasance or Covenant Defeasance shall not result in a material breach or violation of, or constitute a default under, any other material agreement or instrument to which either the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

                (f) in the case of Legal Defeasance or Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that, assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following the date of deposit and no Holder is an insider of the Company, after the 91st day following the deposit or after the date such opinion is delivered, the trust funds shall not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

                (g) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of the Notes or of any Note Guarantee over the other creditors of either the Company or any Guarantor with the intent of hindering, delaying or defrauding any other creditors of either the Company or any Guarantor; and

                (h) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each to the effect that all conditions precedent provided for relating to either the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

                Notwithstanding the foregoing, the Opinion of Counsel required by clause (b) above with respect to a Legal Defeasance is not required to be delivered if all Notes not theretofore delivered to the Trustee for cancellation
(a) have become due and payable or (b) will become due and payable on the maturity date within one year, or are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

                Section 8.05. Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

                Subject to Section 8.06 hereof, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, or premium or Additional Interest, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

                The Company and the Guarantors shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

                Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or U.S. Government Obligations held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

                Section 8.06.   Repayment to Company.

                Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium or Additional Interest, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, Additional Interest or interest has become due and payable shall, subject to applicable escheat law, be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a secured creditor, look only to the Company or Guarantors for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

                Section 8.07.   Reinstatement.

                If the Trustee or Paying Agent is unable to apply any United States dollars or U.S. Government Obligations in accordance with Section 8.02 or
8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's and the Guarantors' obligations under this Indenture, the Notes and the Note Guarantees, as applicable, shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or
8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company or the Guarantors make any payment of principal of, premium, if any, Additional Interest or interest on any Note following the reinstatement of its obligations, the Company and the Guarantors shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                    ARTICLE 9

                          MODIFICATIONS AND AMENDMENTS

                Section 9.01.   Without Consent of Holders of Notes.

                Notwithstanding Section 9.02 of this Indenture, the Company and the Guarantors and the Trustee may modify or amend this Indenture, the Note Guarantees, or the Notes without the consent of any Holder of a Note:

                (a) to evidence the succession of another Person to the Company or a Guarantor, and the assumption by any such successor of the covenants of the Company or such Guarantor in this Indenture and in the Notes and in any Note Guarantee in accordance with the provisions of
        Section 5.01 hereof;

                (b) to add to the covenants of the Company or any Guarantor for the benefit of the Holders of the Notes, or to surrender any right or power conferred upon the Company or any Guarantor, as applicable, in this Indenture, in the Notes or in any Note Guarantee;

                (c) to cure any ambiguity, or to correct or supplement any provision in this Indenture, the Notes or any Note Guarantee which may be defective or inconsistent with any other provision in this Indenture, the Notes or any Note Guarantee;

                (d) to make any other provisions with respect to matters or questions arising under this Indenture, the Notes or any Note Guarantee; provided that, in each case, such provisions shall not adversely affect the interests of the Holders of the Notes;

                (e) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

                (f) to add a Guarantor (or any other Person providing a guarantee of the Notes) under this Indenture;

                (g) to evidence and provide the acceptance of the appointment of a successor Trustee under this Indenture;

                (h) to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the Holders of the Notes as additional security for the payment and performance of the obligations under this Indenture, in any property or assets, including any of which that are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to the Trustee, pursuant to this Indenture or otherwise; or

                (i) to provide for or confirm the issuance of Additional Notes otherwise in accordance with Section 4.09 hereof.

                Section 9.02.   With Consent of Holders of Notes.

                Except as provided below in this Section 9.02, the Company, the Guarantors and the Trustee may amend or supplement this Indenture (including Sections 4.06 and 4.07 hereof), the Note Guarantees, and the Notes with the consent of the Holders of greater than 50% in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium or Additional Interest, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Note Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes).

                It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

                After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

                (i) change the Stated Maturity of the principal of, or any installment of interest on, any Note or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which the principal of any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof;

               (ii) after a Change of Control has occurred and the Company's obligation to purchase Notes arises thereunder, amend, change or modify the obligation of the Company to make and consummate a Change of Control Offer with respect to such Change of Control in accordance with Section
        4.06 hereof, including amending, changing or modifying any definitions with respect thereto;

              (iii) reduce the percentage in principal amount of outstanding Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver;

               (iv) modify any of the provisions relating to supplemental indentures requiring the consent of Holders or relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase the percentage of outstanding Notes required for such actions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each Note affected thereby; or

                (v) except as otherwise permitted under Section 5.01 hereof, consent to the assignment or transfer by either the Company or any Guarantor of any of its rights and obligations under this Indenture.

                Section 9.03.   Compliance with Trust Indenture Act.

                Every amendment or supplement to this Indenture, the Note Guarantees, or the Notes shall be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

                Section 9.04.   Revocation and Effect of Consents.

                Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

                Section 9.05.   Notation on or Exchange of Notes.

                If the Company may require, the Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

                Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

                Section 9.06.   Trustee to Sign Amendments, etc.

                The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                   ARTICLE 10

                                   GUARANTEES

                Each of the Subsidiaries party hereto on the date of this Indenture and any other Subsidiary from time to time party hereto that executes a supplemental indenture providing for a guarantee of the Notes on the terms provided for in this Article 10 (collectively, the "Applicable Guarantors") agrees as follows, provided that the provisions of this Article 10 shall not apply to the Note Guarantee of any Guarantor who executes a supplemental indenture providing for a guarantee of the Notes upon terms substantially similar to the guarantee of other Indebtedness giving rise to the obligation of such Guarantor to enter into a guarantee of the Notes pursuant to Section 4.14 hereof, whose Note Guarantee shall be governed by the terms set forth in such supplemental indenture.

                Section 10.01.  Note Guarantees.

                Subject to the provisions of this Article 10, each of the Guarantors hereby, jointly and severally, unconditionally guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (a) the Indenture Obligations shall be promptly paid in full, all in accordance with the terms of this Indenture and the Notes and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. The Guarantors hereby agree (to the fullest extent permitted by law) that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions of this Indenture and the Notes, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives (to the fullest extent permitted by law) diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that the Note Guarantees shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

                If any Holder or the Trustee is required by any court or otherwise to return to the Company or Guarantors, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or Guarantors, any amount paid by either to the Trustee or such Holder, these Note Guarantees, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor agrees that they shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

                Each Guarantor further agrees (to the fullest extent permitted by law) that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of these Note Guarantees, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby and
(y) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of these Note Guarantees. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under these Note Guarantees.

                Section 10.02.  Limitation of Guarantor's Liability.

                Each Guarantor and, by its acceptance hereof, each Holder hereof, hereby confirm that it is their intention that the Note Guarantee by such Guarantor not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to the Note Guarantees. To effectuate the foregoing intention, each such person hereby irrevocably agrees that the obligation of such Guarantor under its Note Guarantee under this Article 10 shall be limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor, will result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law, or being void or unenforceable under the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to the Note Guarantees. Each Guarantor that makes a payment or distribution under a Note Guarantee will be entitled to seek contribution from each other Guarantor. Each Holder, by accepting the benefits hereof, confirms its intention that, in the event of bankruptcy, reorganization or other similar proceeding of the Company or any Guarantor in which concurrent claims are made upon such Guarantor hereunder, to the extent such claims shall not be fully satisfied, each such claimant with a valid claim against the Company shall be entitled to a ratable share of all payments by such Guarantor in respect of such concurrent claims.

                Section 10.03.  Execution and Delivery of Note Guarantees.

                The Company shall cause each Subsidiary that is required to become a Guarantor pursuant to Section 4.14 hereof to promptly execute and deliver to the Trustee a supplemental indenture in form and substance reasonably satisfactory to the Trustee, evidencing its Note Guarantee on substantially the terms set forth in this Article 10 or upon terms substantially similar to the guarantee of other Indebtedness giving rise to the obligation of such Guarantor to enter into a guarantee of the Notes pursuant to Section 4.14 hereof. Neither the Company nor any Guarantor shall be required to make a notation on the Notes to reflect any Note Guarantee or any release, termination or discharge thereof.

                Section 10.04.  Guarantors May Consolidate, etc., on Certain
                                Terms.

                Except as set forth in Articles 4 and 5 hereof, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety, to the Company.

                Section 10.05.  Releases of a Guarantor.

                The Note Guarantee or the obligations under Sections 10.04 and 5.01(b) hereof of a Guarantor that is a subsidiary shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer of all of the Capital Stock held by the Company or any Subsidiary in, or all or substantially all the assets of, such Subsidiary, or any other sale or disposition (by merger or otherwise) of such Subsidiary or any interest therein following which such Person is no longer a Subsidiary, which is in compliance with this Indenture, (ii) the release by the holders of the Indebtedness of the Company described in paragraph (a) of Section 4.14 hereof of their guarantee by such Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness), which release occurs at a time when (A) no other Indebtedness of the Company remains guaranteed by such Subsidiary, as the case may be, or (B) the holders of all such other Indebtedness which is guaranteed by such Subsidiary also release their guarantee by such Subsidiary

(including any deemed release upon payment in full of all obligations under such Indebtedness), (iii) merger or consolidation of such Subsidiary with and into the Company or another Guarantor, (iv) defeasance of the Company's obligations, or satisfaction and discharge of this Indenture, or (v) subject to customary reinstatement provisions, payment in full of the aggregate principal amount of the Notes then outstanding and any interest then accrued thereon and unpaid. In addition, the Company shall have the right, upon 30 days' notice to the Trustee, to cause any Guarantor that does not guarantee payment by the Company of any other Indebtedness of the Company to be unconditionally released from all obligations under its Note Guarantee, and such Note Guarantee shall thereupon terminate and be discharged and of no further force or effect. Upon any such occurrence specified in this paragraph, the Trustee shall execute any documents reasonably required in order to evidence such release, discharge and termination in respect of such Note Guarantee. Any Guarantor not released from its obligations under its Note Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 10.

                                   ARTICLE 11

                           SATISFACTION AND DISCHARGE

                Section 11.01.  Satisfaction and Discharge.

                This Indenture shall upon the request of the Company cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes herein, expressly provided for the Company's obligations under Section 7.07 hereof, and the Trustee's and the Paying Agent's obligations under Section 11.02 hereof) and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when:

                (i) either (a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid as provided in Section 2.07 hereof) have been delivered to the Trustee for cancellation or (b) all Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable or (y) will become due and payable at their Stated Maturity within one year or (z) are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense of, the Company and any Guarantor and, in the case of clause (x), (y) or
        (z), either the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose money or U.S. Government Obligations in an amount sufficient (as certified by an independent public accountant designated by the Company) to pay and discharge the entire Indebtedness on the Notes (except lost, stolen or destroyed Notes which have been replaced or paid) not theretofore delivered to the Trustee for cancellation, including principal, premium, if any, and interest at such Stated Maturity or redemption date as the case may be;

               (ii) either the Company or any Guarantor or Guarantors or any combination thereof has paid all other sums payable under this Indenture by the Company and any Guarantor; and

              (iii) the Company and any Guarantor have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each to the effect that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

                Section 11.02.  Application of Trust.

                All money deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and, at the written direction of the Company, be invested prior to maturity in U.S. Government Obligations, and applied by the Trustee in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for the payment of which money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

                                   ARTICLE 12

                                  MISCELLANEOUS

                Section 12.01.  Trust Indenture Act Controls.

                If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

                Section 12.02.  Notices.

                Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

                If to the Company or any Guarantor:

                           Remington Arms Company, Inc.
                           870 Remington Drive
                           P.O. Box 700
                           Madison, North Carolina  27025
                           Telecopier No.:  (336) 548-8831
                           Attention:  Chief Financial Officer

                If to the Trustee:

                           U.S. Bank National Association
                           180 East 5th Street
                           St. Paul, Minnesota  55101
                           Telecopier No.: (651) 244-0711
                           Attention: Corporate Trust Administration

                The Company, any Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

                All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

                Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

                If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

                If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

                Section 12.03. Communication by Holders of Notes with Other Holders of Notes.

                The Trustee is subject to TIA Section 312(b), and Holders may communicate pursuant thereto with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

                Section 12.04.  Certificate and Opinion as to Conditions
                                Precedent.

                Upon any request or application by the Company or any Guarantor to the Trustee to take any action under this Indenture, the Company or such Guarantors shall furnish to the Trustee:

                (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) to the effect that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

                (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) to the effect that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

                Section 12.05.  Statements Required in Certificate or Opinion.

                Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

                (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

                (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

                (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

                Section 12.06.  Rules by Trustee and Agents.

                The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

                Section 12.07. No Personal Liability of Directors, Officers, Employees, Incorporators and Stockholders.

                A director, officer, employee, incorporator or stockholder, as such, of the Company, any Guarantor or any other obligor on the Notes shall not have any liability for any obligations of the Company, any Guarantor or any other obligor, as the case may be, under the Notes, this Indenture or any Note Guarantee or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

                Section 12.08.  Governing Law.

                THIS AGREEMENT AND THE RIGHTS AND DUTIES OF THE PARTIES HERETO HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH LAWS OF THE STATE OF NEW YORK.

                Section 12.09.  Successors.

                All agreements of the Company and the Guarantors in this Indenture, the Notes and the Note Guarantees shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

                Section 12.10.  Severability.

                In case any provision in this Indenture, the Notes or the Note Guarantees shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                Section 12.11.  Counterpart Originals.

                The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                Section 12.12.  Table of Contents, Headings, etc.

                The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                Section 12.13.  Record Date for Voting by or Consent of Holders.

                In any instance in which the Holders shall be entitled to vote or consent to any matter, the record date for such vote or consent shall be the date specified in TIA Section 3.16(c), unless otherwise provided in this Indenture.

                         [Signatures on following page]

                IN WITNESS WHEREOF, the parties have executed this Indenture as of the date first written above.

                                        REMINGTON ARMS COMPANY, INC.

                                        By: /s/ Thomas L. Millner
                                            ------------------------------------
                                            Name:  Thomas L. Millner
                                            Title: President and Chief
                                                   Executive Officer

                                        RBC HOLDING, INC.

                                        By: /s/ Mark A. Little
                                            ------------------------------------
                                            Name:  Mark A. Little
                                            Title: Executive Vice President,
                                                   Chief Financial Officer,
                                                   Chief Administrative
                                                   Officer and Treasurer

                                        RA BRANDS, LLC.

                                        By: /s/ Thomas L. Millner
                                            ------------------------------------
                                            Name:  Thomas L. Millner
                                            Title: President and Chief
                                                   Executive Officer

                                        RA FACTORS, INC.

                                        By: /s/ Mark A. Little
                                            ------------------------------------
                                            Name:  Mark A. Little
                                            Title: Executive Vice President,
                                                   Chief Financial Officer,
                                                   Chief Administrative
                                                   Officer and Treasurer

                                        U.S. BANK NATIONAL ASSOCIATION,
                                        as Trustee

                                        By: /s/ R. Prokosch
                                            ------------------------------------
                                            Name:  Richard H. Prokosch
                                            Title: Vice President

                                                                      SCHEDULE A

                             SCHEDULE OF GUARANTORS

RBC Holding, Inc.
RA Brands, L.L.C.
RA Factors, Inc.

                                                                     EXHIBIT A-1

                                 (Face of Note)

                                                                     CUSIP/CINS:

               10-1/2% [Series A] [Series B] Senior Notes due 2011

No.                                                                      $

                          REMINGTON ARMS COMPANY, INC.

promises to pay to Cede & Co.

or registered assigns,

the principal sum of                 DOLLARS AND NO CENTS

________________________________________________

Dollars on February 1, 2011.

Interest Payment Dates:  June 1 and December 1

Record Dates:  May 15 and  November 15

                                   Dated:

                                   REMINGTON ARMS COMPANY, INC.


                                   By:
                                       ----------------------------------------
                                       Name:    [         ]
                                       Title:   [         ]


                                   By:
                                       ----------------------------------------
                                       Name:    [         ]
                                       Title:   [         ]

                                      A-1-1

This is one of the Notes referred
to in the within-mentioned Indenture:

U.S. Bank National Association,
 as Trustee

By:
     ----------------------------
     Authorized Signatory

                                      A-1-2

                                 (Back of Note)

                    10-1/2% [Series A] Senior Notes due 2011

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE,
(III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND HAS NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS, AND THIS NOTE MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, ENCUMBERED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT ("RULE 144A")) OR (B) IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION PURSUANT TO REGULATION S UNDER THE SECURITIES ACT AND (2) AGREES FOR THE BENEFIT OF THE ISSUER HEREOF THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, ASSIGNED, PLEDGED, ENCUMBERED OR OTHERWISE TRANSFERRED ONLY (I) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR

                                      A-1-3

TRANSFER (X) PURSUANT TO CLAUSE (II) OR (III) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (Y) IN THE CASE OF ANY OF THE FOREGOING CLAUSES (I) THROUGH (IV), TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE COMPANY AND THE TRUSTEE. THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE.

                Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

                1. Interest. Remington Arms Company, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at 10-1/2% per annum from the date hereof until maturity and shall pay the Additional Interest, if any, payable pursuant to Section 6 of the Registration Rights Agreement referred to below. The Company will pay interest and Additional Interest semi-annually on June 1 and December 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date with respect to the Notes issued on the Issue Date shall be June 1, 2003. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) and Additional Interest to the Persons who are registered Holders of Notes at the close of business on the May 15 or November 1, next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Additional Interest, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Additional Interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Additional Interest on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                3. Paying Agent and Registrar. Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any

                                      A-1-4

Paying Agent or Registrar without notice to any Holder. The Company or any of the Guarantors may act in any such capacity.

                4. Indenture. The Company issued the Notes under an Indenture dated as of January 24, 2003 ("Indenture"), by and among the Company, the Guarantors and the Trustee. This Note is one of a duly authorized issue of the Company designated as its 10-1/2% Senior Notes due 2011, which may be issued under the Indenture. The Company shall be entitled to issue Additional Notes pursuant to the Indenture. The Notes, any Additional Notes and any Exchange Securities issued in accordance with the Indenture are treated as a single class of securities under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this
Note is inconsistent with or conflicts with the provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are senior unsecured obligations of the Company.

                5.      Optional Redemption.

                (a) The Notes shall be subject to redemption at any time on or after February 1, 2007, at the option of the Company, in whole or in part (which includes Additional Notes if any), in amounts of $1,000 or an integral multiple thereof at the following redemption prices (expressed as percentages of the principal amount), if redeemed during the 12-month period beginning February 1 of the years indicated below:

                   Year                                         Percentage
                   ----                                         ----------
                   2007.......................                   105.250%
                   2008.......................                   102.625%
                   2009 and thereafter........                   100.000%

and thereafter at 100% of the principal amount, in each case together with accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on relevant record dates to receive interest due on relevant interest payment dates).

                (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, at any time and from time to time prior to February 1, 2006, the Company at its option may redeem Notes in an aggregate principal amount equal to up to 35% of the original aggregate principal amount of the Notes (including the principal amount of any Additional Notes), with funds in an aggregate amount (the "Redemption Amount") not exceeding the aggregate proceeds of one or more Equity Offerings at a redemption price (expressed as a percentage of principal amount thereof) of 110.5% plus accrued interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that an aggregate principal amount of Notes equal to at least 65% of the original aggregate principal

                                      A-1-5
amount of the Notes (including the principal amount of any Additional Notes) must remain outstanding after each such redemption.

                (c) Any such redemption and notice may, in the Company's discretion, be subject to the satisfaction of one or more conditions precedent, as more fully described in the Indenture.

                6.      Repurchase At Option of Holder.

                (a) If a Change of Control shall occur at any time, then each Holder of Notes shall have the right to require that the Company purchase such Holder's Notes, in whole or in part, in integral multiples of $1,000, at a purchase price (the "Change of Control Purchase Price") in cash in an amount equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase (the "Change of Control Purchase Date"), pursuant to the offer described below (the "Change of Control Offer") and the other procedures set forth in the Indenture; provided, however, that the Company shall not be obligated to repurchase Notes pursuant to this Paragraph 6 in the event that it has exercised its right to redeem all of the Notes pursuant to Section 3.07 of the Indenture.

                (b) If the Company or any of its Subsidiaries consummate an Asset Sale, to the extent provided for in the Indenture, the Company may be required to make an offer to all Holders of Notes (an "Offer") pursuant to
Section 4.07 of the Indenture to purchase Notes at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Additional Interest thereon, if any, to the date of purchase in accordance with the procedures set forth in the Indenture. Holders of Notes may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

                7. Notice of Redemption. At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

                8. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before the mailing of a notice of redemption or during the period between a record date and the corresponding Interest Payment Date.

                                      A-1-6

                9. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

                10. Amendment, Supplement and Waiver. Subject to certain exceptions and conditions, (i) the Indenture may be amended with the consent of the Holders of greater than 50% in aggregate principal amount of the then outstanding Notes and (ii) any past Default, Event of Default or compliance with any provisions may be waived with the consent of the Holders of greater than 50% in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes). In certain instances provided in the Indenture, the Indenture may be amended without the consent of any Holder.

                11. Defaults and Remedies. If an Event of Default with respect to the Notes occurs and is continuing, the Notes may be declared due and payable immediately in the manner and with the effect provided in the Indenture.

                12. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

                13. No Recourse Against Others. A director, officer, employee, incorporator, stockholder or member, as such, of the Company, any Guarantor or any other obligor on the Notes shall not have any liability for any obligations of the Company, any Guarantor or any other obligor, as the case may be, under the Notes, the Indenture or any Note Guarantee or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

                14. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                15. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                16. Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement dated as of January 24, 2003, by and among the Company, the Guarantors and the parties named on the signature pages thereof (the "Registration Rights Agreement").

                                      A-1-7

                17. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

                        Remington Arms Company, Inc.
                        870 Remington Drive
                        P.O. Box 700
                        Madison, North Carolina 27025-0700
                        Attention:  Chief Financial Officer

                                      A-1-8

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. No.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________

to transfer this Note on the books of the Company. The agent may substitute another to act for him._________________________________________________________

Date: _____________
                                Your Signature:
                                               --------------------------------
                                               (Sign exactly as your name
                                               appears on the face of this Note)

                                Signature Guarantee:
                                                     ---------------------------

                                      A-1-9

                       OPTION OF HOLDER TO ELECT PURCHASE

                If you want to elect to have this Note purchased by the Company pursuant to Section 4.06 or 4.07 of the Indenture, check the box below:

                [ ] Section 4.06          [ ] Section 4.07

                If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.06 or Section 4.07 of the Indenture, state the amount you elect to have purchased:

$_______________

Date: __________________

                              Your Signature:
                                               ---------------------------------
                                               (Sign exactly as your name
                                               appears on the face of this Note)

                              Tax Identification No.:
                                                      --------------------------

                              Signature Guarantee:
                                                      --------------------------

                                     A-1-10

              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

                The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                                  Principal
                      Amount of             Amount of          Amount of this           Signature of
                     decrease in           increase in           Global Note             authorized
                      Principal             Principal          following such        officer of Trustee
   Date of         Amount of this        Amount of this         decrease (or               or Note
   Exchange          Global Note           Global Note            increase)               Custodian
--------------  --------------------  --------------------  --------------------  ------------------------


                                     A-1-11

                                                                     EXHIBIT A-2

                  (Face of Regulation S Temporary Global Note)

                                                                     CUSIP/CINS:

               10-1/2% [Series A] [Series B] Senior Notes due 2011

No.                                                                      $

                          REMINGTON ARMS COMPANY, INC.

promises to pay to Cede & Co.

or registered assigns,

the principal sum of                   DOLLARS AND NO CENTS

________________________________________________

Dollars on February 1, 2011.

Interest Payment Dates:  June 1 and December 1

Record Dates:  May 15 and  November 15

                                       Dated:

                                       REMINGTON ARMS COMPANY, INC.


                                       By:
                                           -------------------------------------
                                           Name:    [       ]
                                           Title:   [       ]


                                       By:
                                           -------------------------------------
                                           Name:    [        ]
                                           Title:   [        ]

                                      A-2-1

This is one of the Notes
referred to in the within-mentioned Indenture:

U.S. Bank National Association,
 as Trustee

By:
      ------------------------------
      Authorized Signatory

                                      A-2-2

                      (Back of Regulation S Temporary Note)

                    10-1/2% [Series A] Senior Notes due 2011

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE,
(III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND HAS NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS, AND THIS NOTE MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, ENCUMBERED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT ("RULE 144A")) OR (B) IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION PURSUANT TO REGULATION S UNDER THE SECURITIES ACT AND (2) AGREES FOR THE BENEFIT OF THE ISSUER HEREOF THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, ASSIGNED, PLEDGED, ENCUMBERED OR OTHERWISE TRANSFERRED ONLY (I) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES

                                      A-2-3

ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH
(IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (X) PURSUANT TO CLAUSE (II) OR (III) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (Y) IN THE CASE OF ANY OF THE FOREGOING CLAUSES (I) THROUGH (IV), TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE COMPANY AND THE TRUSTEE. THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE.

                Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

                1. Interest. Remington Arms Company, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at 10-1/2% per annum from the date hereof until maturity and shall pay the Additional Interest, if any, payable pursuant to Section 6 of the Registration Rights Agreement referred to below. The Company will pay interest and Additional Interest semi-annually on June 1 and December 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date with respect to the Notes issued on the Issue Date shall be June 1, 2003. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) and Additional Interest to the Persons who are registered Holders of Notes at the close of business on the May 15 or November 15, next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Additional Interest, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Additional Interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Additional Interest on, all Global Notes and all other Notes the Holders of which shall

                                      A-2-4
have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                3. Paying Agent and Registrar. Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of the Guarantors may act in any such capacity.

                4. Indenture. The Company issued the Notes under an Indenture dated as of January 24, 2003 ("Indenture"), by and among the Company, the Guarantors and the Trustee. This Note is one of a duly authorized issue of Notes of the Company designated as its 10-1/2% Senior Notes due 2011, which may be issued under the Indenture. The Company shall be entitled to issue Additional Notes pursuant to the Indenture. The Notes, any Additional Notes and any Exchange Securities issued in accordance with the Indenture are treated as a single class of securities under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note is inconsistent with or conflicts with the provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are senior unsecured obligations of the Company.

                5.      Optional Redemption.

                (a) The Notes shall be subject to redemption at any time on or after February 1, 2007, at the option of the Company, in whole or in part (which includes Additional Notes, if any), upon, in amounts of $1,000 or an integral multiple thereof at the following redemption prices (expressed as percentages of the principal amount), if redeemed during the 12-month period beginning February 1 of the years indicated below:

            Year                                         Percentage
            ----                                         ----------
            2007.......................                   105.250%
            2008.......................                   102.625%
            2009 and thereafter........                   100.000%

and thereafter at 100% of the principal amount, in each case together with accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on relevant record dates to receive interest due on relevant interest payment dates).

                (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, at any time and from time to time prior to February 1, 2006, the Company at its option may redeem Notes in an aggregate principal amount equal to up to 35% of the original aggregate principal amount of the Notes (including the principal amount of any Additional Notes), with funds in an aggregate

                                      A-2-5
amount (the "Redemption Amount") not exceeding the aggregate proceeds of one or more Equity Offerings at a redemption price (expressed as a percentage of principal amount thereof) of 110.5% plus accrued interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that an aggregate principal amount of Notes equal to at least 65% of the original aggregate principal amount of the Notes (including the principal amount of any Additional Notes) must remain outstanding after each such redemption.

                (c) Any such redemption and notice may, in the Company's discretion, be subject to the satisfaction of one or more conditions precedent, as more fully described in the Indenture.

                6.      Repurchase At Option of Holder.

                (a) If a Change of Control shall occur at any time, then each Holder of Notes shall have the right to require that the Company purchase such Holder's Notes, in whole or in part, in integral multiples of $1,000, at a purchase price (the "Change of Control Purchase Price") in cash in an amount equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase (the "Change of Control Purchase Date"), pursuant to the offer described below (the "Change of Control Offer") and the other procedures set for in the Indenture; provided, however, that the Company shall not be obligated to repurchase Notes pursuant to this Paragraph 6 in the event that it has exercised its right to redeem all of the Notes pursuant to Section 3.07 of the Indenture.

                (b) If the Company or any of its Subsidiaries consummate an Asset Sale, to the extent provided in the Indenture, the Company may be required to make an offer to all Holders of Notes (an "Offer") pursuant to Section 4.07 of the Indenture to purchase Notes at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Additional Interest thereon, if any, to the date of purchase in accordance with the procedures set forth in the Indenture. Holders of Notes may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

                7. Notice of Redemption. At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

                8. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or

                                      A-2-6
permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before the mailing of a notice of redemption or during the period between a record date and the corresponding Interest Payment Date.

                9. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

                10. Amendment, Supplement and Waiver. Subject to certain exceptions and conditions, (i) the Indenture may be amended with the consent of the Holders of greater than 50% in aggregate principal amount of the then outstanding Notes and (ii) any past Default, Event of Default or compliance with any provisions may be waived with the consent of the Holders of greater than 50% in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes). In certain instances provided in the Indenture, the Indenture may be amended without the consent of any Holder.

                11. Defaults and Remedies. If an Event of Default with respect to the Notes occurs and is continuing, the Notes may be declared due and payable immediately in the manner and with the effect provided in the Indenture.

                12. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

                13. No Recourse Against Others. A director, officer, employee, incorporator, stockholder or member, as such, of the Company, any Guarantor or any other obligor on the Notes shall not have any liability for any obligations of the Company, any Guarantor or any other obligor, as the case may be, under the Notes, the Indenture or any Note Guarantee or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

                14. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                15. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                16. Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. In addition to the rights provided to Holders of Notes under the Indenture, Holders

                                      A-2-7
of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement dated as of January 24, 2003, by and among the Company, the Guarantors and the parties named on the signature pages thereof (the "Registration Rights Agreement").

                17. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

                        Remington Arms Company, Inc.
                        870 Remington Drive
                        P.O. Box 700
                        Madison, North Carolina 27025-0700
                        Attention:  Chief Financial Officer

                                      A-2-8

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. No.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________

to transfer this Note on the books of the Company. The agent may substitute another to act for him. ________________________________________________________

Date:
       ________________
                           Your Signature:
                                          --------------------------------------
                                          (Sign exactly as your name appears on
                                          the face of this Note)

                           Signature Guarantee:
                                                 -------------------------------

                                      A-2-9

                       OPTION OF HOLDER TO ELECT PURCHASE

                If you want to elect to have this Note purchased by the Company pursuant to Section 4.06 or 4.07 of the Indenture, check the box below:

                [ ] Section 4.06          [ ] Section 4.07

                If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.06 or Section 4.07 of the Indenture, state the amount you elect to have purchased:

$
 _______________

Date:  ______________

                              Your Signature:
                                             -----------------------------------
                                             (Sign exactly as your name appears
                                             on the face of this Note)

                              Tax Identification No.:
                                                      --------------------------

                              Signature Guarantee:
                                                      --------------------------

                                     A-2-10

              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

                The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                                  Principal
                      Amount of             Amount of          Amount of this           Signature of
                     decrease in           increase in           Global Note             authorized
                      Principal             Principal          following such        officer of Trustee
   Date of         Amount of this        Amount of this         decrease (or               or Note
  Exchange          Global Note           Global Note            increase)               Custodian
--------------  --------------------  --------------------  --------------------  ------------------------


                                     A-2-11

                                                                       EXHIBIT B

                         FORM OF CERTIFICATE OF TRANSFER

Remington Arms Company, Inc.
870 Remington Drive
P.O. Box 700
Madison, North Carolina 27025-0700

U.S. Bank National Association,
 as Trustee
180 East 5th Street
St. Paul, Minnesota  55101

                Re:     10-1/2% Senior Notes due 2011

                Reference is hereby made to the Indenture, dated as of January 24, 2003 (the "Indenture"), by and among Remington Arms Company, Inc., as issuer (the "Company"), the Guarantors and U.S. Bank National Association, as trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                [       ], (the "Transferor") owns and proposes to transfer the
Notes[s] or interest in such Note[s] specified in Annex A hereto, in the
principal amount of $[       ] in such Note[s] or interests (the "Transfer"), to
[       ] (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                [CHECK ALL THAT APPLY]

                1. Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Notes is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

                2. Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903 or Rule 904 of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

                3. Check and complete if Transferee will take delivery of a beneficial interest in a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one);

                (i) such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

                (ii) such Transfer is being effected to the Company or a subsidiary thereof;

                                       or

                (iii) such Transfer is being affected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

                Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Definitive Notes and in the Indenture and the Securities Act.

                4. Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

                (i) Check if Transfer is pursuant to Rule 144. (A) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (B) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

                (ii) Check if Transfer is Pursuant to Regulation S. (A) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (B) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

                (iii) Check if Transfer is Pursuant to Other Exemption. (A) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (B) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

                This certificate and the statements contained herein are made for your benefit and the benefit of the Company.


                                   ---------------------------------------------
                                   [Insert Name of Transferor]

                                   By:
                                        ----------------------------------------
                                        Name:  [   ]
                                        Title: [   ]

Dated:  [    ]

                       ANNEX A TO CERTIFICATE OF TRANSFER

1.      The Transferor owns and proposes to transfer the following:

                            [CHECK ONE OF (a) OR (b)]

        (a)     a beneficial interest in the:

                (i)     144A Global Note (CUSIP [ ]), or

                (ii)    Regulation S Global Note (CUSIP [ ]); or

        (b)     a Restricted Definitive Note.

2.      After the Transfer the Transferee will hold:

                                   [CHECK ONE]

        (a)     a beneficial interest in the:

                (i)     144A Global Note (CUSIP [ ]), or

                (ii)    Regulation S Global Note (CUSIP [ ]), or

                (iv)    Unrestricted Global Note (CUSIP [ ]); or

        (b)     a Restricted Definitive Note; or

        (c)     an Unrestricted Definitive Note.

                in accordance with the terms of the Indenture.

                                                                       EXHIBIT C

                         FORM OF CERTIFICATE OF EXCHANGE
                                  (CUSIP [   ])

Remington Arms Company, Inc.
870 Remington Drive
P.O. Box 700
Madison, North Carolina 27025-0700

U.S. Bank National Association,
 as Trustee
180 East 5th Street
St. Paul, Minnesota  55101

Re:     10-1/2% Senior Notes due 2011

                Reference is hereby made to the Indenture, dated as of January 24, 2003, by and among Remington Arms Company, Inc., as issuer (the "Company"), the Guarantors and U.S. Bank National Association, as trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                [   ] (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $[ ] in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

                1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note.

                (a) Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (A) the beneficial interest is being acquired for the Owner's own account without transfer, (B) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (C) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (D) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                (b) Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (A) the Unrestricted

        Definitive Note is being acquired for the Owner's own account without transfer, (B) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (C) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (D) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                This certificate and the statements contained herein are made for your benefit and the benefit of the Company.


                               -------------------------------------------------
                               [Insert Name of Owner]

                               By:
                                    --------------------------------------------
                                    Name: [    ]
                                    Title:[    ]

Dated:  [    ]

                                       E-2